UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Hemisphere Media Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HEMISPHERE MEDIA GROUP, INC.
2000 Ponce de Leon Boulevard, Suite 500
Coral Gables, FL 33134

March 28, 2014

Dear Stockholder:

        On behalf of the Board of Directors, I am pleased to invite you to join us for our annual meeting of stockholders on Wednesday, May 21, 2014. The meeting will be held at 9:30 a.m., local time, at the offices of Holland & Knight LLP, 701 Brickell Avenue, Suite 3300, Miami, FL 33131.

        This year you will be asked to vote on the following proposals:

  (1)
  the election of three Class I directors to the Board of Directors for a three-year term;

  (2)
  the ratification of the Board of Directors' appointment of McGladrey LLP as our independent registered public accounting firm for our 2014 fiscal year;

  (3)
  to vote on a non-binding advisory resolution to approve the compensation of our named executive officers; and

  (4)
  to vote on an advisory, non-binding basis on whether the advisory vote on executive compensation should occur every one, two or three years.

        The Board of Directors recommends a vote FOR proposals 1, 2, and 3 and a vote of "every three years" for proposal 4. These proposals are described in the attached proxy statement, which you are encouraged to read fully. We will also consider any additional business that may be properly brought before the annual meeting.

        We are utilizing U.S. Securities and Exchange Commission rules allowing companies to furnish their proxy materials over the Internet. Instead of a paper copy of this Proxy Statement and our 2013 Annual Report, most of our stockholders are receiving a notice regarding the availability of our proxy materials. The notice includes instructions on how to access the proxy materials over the Internet. The notice also contains instructions on how each stockholder can receive a paper copy of our proxy materials, including this Proxy Statement, our 2013 Annual Report and a form of proxy card.

        The Board of Directors has fixed March 26, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Only holders of record of shares of Class A common stock, par value $0.0001 per share and Class B common stock, par value $0.0001 per share (collectively, the "Common Stock") of Hemisphere Media Group, Inc. at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting. At the close of business on the record date, Hemisphere Media Group, Inc. had 12,120,603 shares of Class A common stock and 33,000,000 of Class B common stock outstanding and entitled to vote.

        Your vote is important and it is important that your shares be represented at the annual meeting. To ensure that your shares are represented at the annual meeting, whether or not you plan to attend, please vote by proxy using the Internet or the telephone, or by completing, signing, dating, and returning the enclosed proxy card in the envelope provided. Stockholders of record who attend the annual meeting may revoke their proxies and vote in person at the annual meeting, if they wish to do so. We appreciate your continued support.

Sincerely,

Alan J. Sokol
 President, Chief Executive Officer and Director

HEMISPHERE MEDIA GROUP, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Hemisphere Media Group, Inc.:

        The annual meeting of the stockholders of Hemisphere Media Group,, Inc. (the "Annual Meeting") will be held on Wednesday, May 21, 2014 at 9:30 a.m., local time, at the offices of Holland & Knight LLP, 701 Brickell Avenue, Suite 3300, Miami, FL 33131 for the following purposes:

  (1)
  to elect three Class I directors to the Board of Directors for a three-year term expiring at the 2017 annual meeting;

  (2)
  to ratify the Board of Directors' appointment of McGladrey LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2014;

  (3)
  to vote on a non-binding advisory resolution to approve the compensation of our named executive officers;

  (4)
  to vote on an advisory, non-binding basis on whether the advisory vote on executive compensation should occur every one, two or three years; and

  (5)
  to consider all other appropriate matters brought before the Annual Meeting.

        All stockholders of record as of March 26, 2014 will be entitled to vote at the Annual Meeting. If you are a stockholder of record, you can vote your shares in one of two ways: either in person or by proxy at the Annual Meeting. If you are a stockholder of record and choose to vote in person, you must attend the Annual Meeting. If you choose to vote by proxy, you may do so by using the Internet or the telephone, or by completing, signing, dating, and returning the enclosed proxy card in the envelope provided. Whichever method you use to vote by proxy, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, your proxy, whether given by the Internet, the telephone, or mailing the proxy card, should be received by 7:00 p.m., Eastern time, on May 20, 2014. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors. If your shares are held on your behalf by a bank, broker, or other nominee, the proxy statement accompanying this notice will provide additional information on how you may vote your shares. Stockholders of record who attend the Annual Meeting may revoke their proxies and vote in person at the Annual Meeting, if they wish to do so.

        We have decided to use the Securities and Exchange Commission's Notice and Access model ("Notice and Access"), which allows us to deliver proxy materials via the Internet. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about March 31, 2014, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy statement and our 2013 Annual Report online and how to vote via the Internet or by telephone. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2013 Annual Report.

By Order of the Board of Directors, Alex J. Tolston General Counsel and Corporate Secretary

2000 Ponce de Leon Boulevard, Suite 500
Coral Gables, FL 33134
March 28, 2014

YOUR VOTE IS IMPORTANT

        WE URGE YOU TO VOTE USING TELEPHONE OR INTERNET VOTING, IF AVAILABLE TO YOU, OR IF YOU RECEIVED THESE PROXY MATERIALS BY MAIL, BY COMPLETING, SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY. PLEASE NOTE THAT IF YOUR SHARES ARE HELD BY A BANK, BROKER, OR OTHER RECORDHOLDER AND YOU WISH TO VOTE THEM AT THE MEETING, YOU MUST OBTAIN A LEGAL PROXY FROM THAT RECORDHOLDER.

HEMISPHERE MEDIA GROUP, INC.
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 21, 2014

ABOUT THE ANNUAL MEETING

        Our Annual Meeting of Stockholders will be held a held on Wednesday, May 21, 2014 at 9:30 a.m., local time, at the offices of Holland & Knight LLP, 701 Brickell Avenue, Suite 3300, Miami, FL 33131, or at any subsequent time that may be necessary by any adjournment or postponement of the Annual Meeting (the "Annual Meeting").

        We are making the proxy solicitation materials available to stockholders of record of Hemisphere Media Group, Inc. ("Hemisphere" or the "Company") in connection with the solicitation of proxies for use at the Annual Meeting electronically via the Internet under the Notice and Access rules and regulations of the Securities and Exchange Commission (the "SEC"). On or about March 31, 2014, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials ("Notice") in lieu of mailing a full set of proxy materials. Accordingly, our proxy materials are first being made available to our stockholders on or about March 31, 2014. The Notice includes information on how to access and review the proxy materials, and how to vote, via the Internet or by telephone. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe this method of delivery will decrease costs, expedite distribution of proxy materials to you, and reduce our environmental impact. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our Annual Meeting. Stockholders who received the Notice but would like to receive a printed copy of the proxy solicitation materials in the mail should follow the instructions in the Notice for requesting such materials.

Matters to be Voted Upon at the Annual Meeting

        At the Annual Meeting you will be voting on the following proposals:

  1.
  to elect three Class I directors to the Board of Directors for a three-year term expiring at the 2017 annual meeting;

  2.
  to ratify the Board of Directors' appointment of McGladrey LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2014;

  3.
  to vote on a non-binding advisory resolution to approve the compensation of our named executive officers;

  4.
  to vote on an advisory, non-binding basis on whether the advisory vote on executive compensation should occur every one, two or three years; and

  5.
  to consider all other appropriate matters brought before the Annual Meeting.

Recommendations of Our Board of Directors

        Our Board of Directors recommends that you vote your shares as follows:

  1.
  FOR the election of three Class I directors to the Board of Directors for a three-year term expiring at the 2017 annual meeting (PROPOSAL 1);

  2.
  FOR the ratification of the appointment by the Board of Directors of McGladrey LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2014 (PROPOSAL 2);

  3.
  FOR the approval of the non-binding advisory resolution approving the compensation of our named executive officers (PROPOSAL 3); and

  4.
  FOR the approval, on an advisory basis, of the option of "every three years" for holding a future advisory vote on executive compensation (PROPOSAL 4).

Stockholders Entitled to Vote at the Meeting

  Stockholders of Record

        Only stockholders of record of the Company's (i) Class A common stock, par value $0.0001 per share (the "Class A common stock") and (ii) Class B common stock, par value $0.0001 per share (the "Class B common stock" and together with the Class A common stock, the "Common Stock") as of March 26, 2014 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. You are considered the stockholder of record with respect to your shares if your shares are registered directly in your name with Continental Stock Transfer & Trust Company, the Company's stock transfer agent. A holder of our warrants, which are exercisable for shares of our Class A common stock, you are not entitled to receive notice of or vote at our meeting unless you exercised your Warrants in shares of our Class A common stock prior to the Record Date. If you are a stockholder of record, you can vote your shares in one of two ways: either in person or by proxy at the Annual Meeting. If you are a stockholder of record and choose to vote in person, you must attend the Annual Meeting, which will be held at 9:30 a.m., local time, at the offices of Holland & Knight LLP, 701 Brickell Avenue, Suite 3300, Miami, FL 33131.

        If you choose to vote by proxy you may do so by using the Internet, the telephone, or by completing, signing, dating, and returning the enclosed proxy card in the envelope provided. Whichever method you use to vote by proxy, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, your proxy, whether given by the Internet, the telephone, or by mailing the proxy card, should be received by 7:00 p.m., Eastern time, on May 20, 2014. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

        On the Record Date, there were 12,120,603 shares of Class A common stock and 33,000,000 shares of Class B common stock, issued and outstanding, constituting all of our issued and outstanding voting securities. Stockholders of record are entitled to one vote for each share of Class A common stock and ten (10) votes for each share of Class B common stock they held as of the Record Date.

  Shares Held with a Bank, Broker, or Other Nominee

        If your shares are held in an account with a bank, broker, or another third party that holds shares on your behalf, referred to herein as a "nominee," then you are considered the "beneficial owner" of these shares, and your shares are referred to as being held in "street name." If you hold your shares in "street name," you must vote your shares in the manner provided for by your bank, broker, or other nominee. Your bank, broker, or other nominee has enclosed or provided a voting instruction card with this proxy statement for you to use in directing the bank, broker, or other nominee how to vote your shares.

        If your shares are held by a bank, broker, or other nominee, they may not be voted or may be voted contrary to your wishes if you do not provide your bank, broker, or other nominee with instructions on how to vote your shares. Brokers, banks, and other nominees have the authority under the rules of the NASDAQ STOCK MARKET LLC ("NASDAQ") to vote shares held in accounts by their customers in the manner they see fit, or not at all, on "routine" matters if their customers do not provide them with voting instructions. Proposals 1, 3, and 4 are not considered to be routine matters, but Proposal 2 is considered to be a routine matter. When a proposal is not routine and the bank, broker, or other nominee has not received your voting instructions, a bank, broker, or other nominee will not be permitted to vote your shares and a broker "non-vote" will occur. To ensure your shares are voted in the manner you desire, you should provide instructions to your bank, broker, or other nominee on how to vote your shares for each of the proposals to be voted on at the Annual Meeting in the manner provided for by your bank, broker, or other nominee.

Quorum

        A "quorum" of stockholders is necessary to hold the Annual Meeting. A quorum will exist at the Annual Meeting if the holders of record of a majority of the voting power of all shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting. Broker "non-votes" and shares held as of the Record Date by holders who are present in person or represented by proxy at the Annual Meeting, but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting, will be counted as present for purposes of establishing a quorum.

Votes Required with Respect to Each Proposal

        To be elected as a Class I director at the Annual Meeting (Proposal 1), each candidate for election must receive a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting. In a plurality vote, the director nominee with the most affirmative votes in favor of his or her election to a particular directorship will be elected to that directorship.

        The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to (i) ratify the Board of Directors' appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 2) (ii) approve the non-binding advisory resolution relating to the compensation of our named executive officers (Proposal 3) and (iii) vote, on an advisory basis, non-binding basis on whether the advisory vote on executive compensation should occur every one, two or three years (Proposal 4).

        With regards to Proposal 1 (election of directors), shares represented by proxies that are marked "WITHHELD" and shares that are not voted will be excluded entirely from the vote and will have no effect on the outcome of this vote because the directors are elected by a plurality vote. With regards to Proposal 2 (ratification of McGladrey LLP's appointment as auditor), Proposal 3 (non-binding advisory vote on executive compensation) and Proposal 4 (advisory vote on the frequency of a future advisory vote on executive compensation) shares marked as "ABSTAIN" and shares which are not voted will be considered present in person or represented by proxy at the Annual Meeting and will have the effect of a vote against this proposal because approval of this proposal requires the affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy.

Proxies and Voting Procedures

  What is a Proxy?

        A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is called a proxy or a proxy card. For the purposes of the Annual Meeting, if you use the Internet or telephone to vote your shares, or complete the attached proxy card and return it to us by 7:00 p.m., Eastern time, on May 20, 2014, you will be designating the officers of the Company named on the proxy card to act as your proxy and to vote on your behalf in accordance with the instructions you have given via the Internet, by telephone, or on the proxy card at the Annual Meeting.

  How Can I Get Electronic Accesss to the Proxy Materials?

        The Notice will provide you with instructions regarding how to (i) view on the Internet our proxy materials for the Annual Meeting; and (ii) instruct us to send proxy materials to you by email. The proxy materials are available on our website at www.hemispheretv.com under the "Investor Relations—Annual Report and Proxy Materials" tab. Choosing to receive proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment.

  What is Included in the Proxy Materials?

        The proxy materials include:

  (1)
  our Notice of Annual Meeting of Stockholders;

  (2)
  this proxy statement; and

  (3)
  our annual report to stockholders for the fiscal year ended December 31, 2013 (the "Annual Report"), containing financial statements and other information of interest to stockholders.

        If you receive a paper copy of these materials by mail, the proxy materials also include a proxy card.

  Voting by Proxy

  Stockholders of Record

        If you are a stockholder of record, you can vote your shares in one of two ways: either in person or by proxy at the Annual Meeting. If you are a stockholder of record and choose to vote in person, you must attend the Annual Meeting, which will be held at 9:30 a.m., local time, at the offices of Holland & Knight LLP, 701 Brickell Avenue, Suite 3300, Miami, FL 33131. We recommend that you vote by proxy even if you currently plan to attend the Annual Meeting so that your vote will be counted if you later decide not to or are unable to attend the Annual Meeting. You may revoke your vote at any time before 7:00 p.m. Eastern time, on May 20, 2014, by:

  •
  attending the Annual Meeting in person and voting again;

  •
  casting a new vote by telephone or over the Internet by 7:00 p.m., Eastern time, on May 20, 2014; or

  •
  signing and returning a new proxy card with a later date or by submitting a later-dated proxy by telephone or via the Internet, since only your latest proxy received by 7:00 p.m., Eastern time, on May 20, 2014 will be counted.

        If you are a stockholder of record, there are several ways for you to vote your shares by proxy:

  •
  By Mail.  If you have received a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received by 7:00 p.m., Eastern time, on May 20, 2014.

  •
  By Telephone or Over the Internet.  You may submit your proxy by telephone or via the Internet by following the instructions provided on the Notice. If you submit your proxy by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone proxy submission is available 24 hours a day. Proxies submitted by telephone or the Internet must be received by 7:00 p.m., Eastern time, on May 20, 2014.

  •
  In Person at the Annual Meeting.  You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy by telephone or via the Internet, or by completing, signing, dating, and returning the attached proxy card by the applicable deadline so that your vote will be counted if you later decide not to or are unable to attend the meeting.

        Voting instructions are included in the Notice, or if you have received a printed copy of the proxy materials from us by mail, on your proxy card. If you properly submit your proxy by telephone, the Internet, or by mail in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy, each of whom is one of our officers, will vote your shares as you have directed. If you submit your proxy by telephone, the Internet, or by mail, but do not indicate how your shares are to be voted with respect to one or more of the proposals to be voted on at the Annual Meeting, as necessary to vote your shares on each proposal, your shares will be voted in accordance with the recommendations of our Board of Directors: (1) FOR the election of the director nominees, (2) FOR the ratification of the appointment McGladrey LLP as the Company's independent registered public accounting firm for fiscal year ending December 31, 2014, (3) FOR the approval of the non-binding advisory resolution approving the compensation of our named executive officers, (4) FOR the approval, on an advisory basis, of the option of "every three years" for holding a future advisory vote on executive compensation, and (5) in accordance with the best judgment of the named proxies on other matters properly brought before the Annual Meeting.

        Our Board of Directors has no knowledge of any matters that will be presented for consideration at the Annual Meeting other than those described herein. The named proxies will also have discretionary authority to vote upon any adjournment or postponement of the Annual Meeting, including for the purpose of soliciting additional proxies.

  Shares Held with a Bank, Broker, or Other Nominee

        If you hold your shares in "street name," you must vote your shares in the manner provided for by your bank, broker, or other nominee. Your bank, broker, or other nominee has enclosed or provided a voting instruction card for you to use in directing the bank, broker, or other nominee on how to vote your shares. To ensure that your shares are voted according to your wishes, be certain that you provide instructions to your bank, broker, or other nominee on how to vote your shares in the manner that they specify. Your bank, broker, or other nominee will be permitted to vote your shares without instruction from you on Proposal 2, but will not be permitted to vote your shares on Proposals 1, 3, and 4 without your instructions. As a result, if you do not provide your bank, broker, or other nominee with instructions on how to vote your shares with respect to Proposal 2, your bank, broker, or other nominee may vote your shares in a different manner than you would have voted if you had provided instructions to your bank, broker, or other nominee, and your vote will not be cast for Proposals 1, 3, and 4. Abstentions will have the same effect as a vote against adoption of Proposals 2, 3, and 4, and broker "non-votes" will have the same effect as a vote against adoption of Proposals 2, 3 and 4.

  Revoking Your Proxy

        If you are a stockholder of record, you may revoke your proxy before it is voted by:

  •
  casting a new vote by telephone or over the Internet by 7:00 p.m., Eastern time, on May 20, 2014;

  •
  signing and returning a new proxy card with a later date or by submitting a later-dated proxy by telephone or the Internet, since only your last proxy received by 7:00 p.m., Eastern time, on May 20, 2014 will be counted;

  •
  notifying the Corporate Secretary of the Company in writing by 7:00 p.m., Eastern time, on May 20, 2014 that you have revoked your proxy; or

  •
  voting in person at the Annual Meeting.

        If you hold your shares in "street name," you must contact your bank, broker, or other nominee to revoke your proxy.

  Voting in Person

        If you are a stockholder of record and you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. All stockholders planning to attend the Annual Meeting in person must contact our Investor Relations at (212) 687-8080 by May 14, 2014 to reserve a seat at the Annual Meeting. For admission, stockholders should come to the Annual Meeting check-in area no less than 15 minutes before the Annual Meeting is scheduled to begin. Stockholders of record should bring a form of photo identification so their share ownership can be verified. A beneficial owner holding shares in "street name" must also bring an account statement or letter from his or her bank or brokerage firm showing that he or she beneficially owns shares as of the close of business on the record date, along with a form of photo identification. Registration will begin at 9:00 a.m., local time and the Annual Meeting will begin at 9:30 a.m., local time.

        If your shares are held in the name of your broker, bank, or other nominee, and you plan to attend the Annual Meeting and wish to vote in person, you must bring a legal proxy from your broker, bank, or other nominee authorizing you to vote your "street name" shares held as of the Record Date in order to be able to vote at the Annual Meeting. A legal proxy is an authorization from your bank, broker or other nominee permitting you to vote the shares that it holds in its name.

  Results of the Annual Meeting

        We will announce preliminary results at the Annual Meeting. We will publish final results in a current report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Proxy Solicitation

        We, on behalf of the Board of Directors, are soliciting proxies in connection with this Annual Meeting. The Company will bear the costs of the solicitation. No proxy solicitation firm has been hired in connection with our Annual Meeting. In addition to the solicitation of proxies by mail, proxies may also be solicited by our directors, officers, and employees in person or by telephone, e-mail, or fax, for which they will receive no additional compensation. We will also reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to stockholders.

Notice of Access and Delivery, Delivery of Proxy Materials and Annual Report to Households

        We are making the proxy solicitation materials available to stockholders electronically via the Internet under the Notice and Access rules and regulations of the SEC. On or about March 31, 2014, we mailed to our stockholders the Notice in lieu of mailing a full set of proxy materials. Accordingly, our proxy materials are first being made available to our stockholders on or about March 31, 2014. The Notice includes information on how to access and review the proxy materials, and how to vote, via the Internet or by telephone. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe this method of delivery will decrease costs, expedite distribution of proxy materials to you, and reduce our environmental impact. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our Annual Meeting. Stockholders who received the Notice but would like to receive a printed copy of the proxy solicitation materials in the mail should follow the instructions in the Notice for requesting such materials.

        We may satisfy SEC rules regarding delivery of our proxy materials, including our proxy statement, or delivery of the Notice by delivering a single copy of these documents to an address shared by two or more stockholders. SEC rules permit companies and banks, brokers, or other nominees to deliver a single copy of an annual report and proxy statement to households at which two or more stockholders reside (commonly referred to as "householding"). Beneficial owners sharing an address who have been previously notified by their broker, bank, or other nominee and who have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive one set of proxy materials or one Notice, as applicable, to stockholders who share an address with another stockholder, unless contrary instructions were received prior to the mailing date. If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

        We undertake to deliver promptly upon written or oral request a separate copy of our proxy statement, Annual Report and/or our Notice to a stockholder at a shared address to which a single copy of these documents was delivered. To make such a request, please send a written request to Hemisphere Media Group, Inc., 2000 Ponce de Leon Boulevard, Suite 500, Coral Gables, FL 33134, Attention: Investor Relations, by calling us at (212) 687-8080, or by writing to us via e-mail at ir@hemispheretv.com. These documents will delivered at no charge to you.

        Not all banks, brokers, or other nominees may offer the opportunity to permit beneficial owners to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your bank, broker, or other nominee directly. Alternatively, if you want to revoke your consent to householding and receive separate annual reports and proxy statements for each beneficial owner sharing your address, you must contact your bank, broker, or other nominee to revoke your consent.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 21, 2014

        You may obtain copies of our public filings, including this proxy statement, our Annual Report, and the form of proxy relating to the Annual Meeting, without charge from our website at www.hemispheretv.com under "Investor Relations—SEC Filings" and "Investor Relations—Annual Report and Proxy Materials," or from the SEC's website at www.sec.gov. You also may request a copy of these materials, without charge, by sending an e-mail to ir@hemispheretv.com. Please make your request no later than May 14, 2014 to facilitate timely delivery. If you do not request materials pursuant to the foregoing procedures, you will not otherwise receive an e-mail or electronic copy of the materials. For meeting directions please call (212) 687-8080.

BOARD OF DIRECTORS

        The Board of Directors currently consists of nine members, as determined in accordance with our Amended and Restated By-Laws (our "By-Laws"). Peter M. Kern is our Chairman of the Board of Directors. In accordance with our Amended and Restated Certificate of Incorporation (our "Charter"), the Board of Directors is divided into three classes (designated Class I, Class II, and Class III, respectively), with each class consisting of three directors. The current term of office of the Class I directors expires at the Annual Meeting. The Class II and Class III directors are serving terms that expire at the annual meeting of stockholders to be held in 2015 and 2016, respectively. The three classes are currently comprised of the following directors:

  •
  Class I consists of Peter M. Kern, Leo Hindery, Jr. and Gabriel Brener, who will serve until the Annual Meeting;

  •
  Class II consists of James M. McNamara, Eric C. Neuman and John Engelman, who will serve until the annual meeting of stockholders to be held in 2015; and

  •
  Class III consists of Alan J. Sokol, Vincent L. Sadusky and Ernesto Vargas Guajardo, who will serve until the annual meeting of stockholders to be held in 2016.

        The names of the nominees being presented for consideration by the stockholders (all of whom are incumbent directors) and our continuing directors, their ages, the years in which they became directors of the Company, and certain other information about them are set forth on the following pages. Proxies cannot be voted for a greater number of persons than the three nominees. Except for (i) Cine Latino, Inc., InterMedia Español, Inc., HMTV Cable, Inc. and WAPA America, Inc., which are each subsidiaries of the Company; and (ii) InterMedia Partners, L.P. ("InterMedia") which owns a majority of the Company's voting securities and may be deemed an affiliate of the Company; none of the corporations or other organizations referred to on the following pages with which a director or nominee for director has been employed or otherwise associated is currently a parent, subsidiary, or other affiliate of the Company.

 Nominees for Re-Election to the Board of Directors

        The nominees for directors in Class I, whose three-year terms will expire at the Annual Meeting, are as follows:

Peter M. Kern, Chairman Age 46	Mr. Kern has served as Chairman of our Board of Directors since April 2013 and currently serves as a Managing Partner of InterMedia. Mr. Kern has spent the last 14 years investing in, advising, and operating a variety of large and small media companies. Prior to joining InterMedia Mr. Kern was a Senior Managing Director and Principal of Alpine Capital LLC ("Alpine"), a media investment and advisory firm. Mr. Kern joined Alpine when he merged his own firm, Gemini Associates, Inc., with Alpine in the summer of 2001. Gemini Associates was founded as a large-cap M&A and strategic advisory firm in 1996, and Mr. Kern served as its President. From 1996 until its sale, Mr. Kern also served as a partner of InterMedia Partners, LLC. At both Gemini and Alpine, Mr. Kern has counted among his advisory clients Liberty Media, Sony, Viacom, InterMedia Partners, Tele-Communications, Inc., TCI International, USA Networks, Cablevision Systems, and Telewest. At Alpine, Mr. Kern also was responsible for direct investing in media companies. During his tenure, Alpine Equity made several successful investments in cable television including Sit-Up, Gospel Music Channel, LLC, ProSeibenSat.1 Media AG, and Money Mailer, Inc. Prior to the founding of Gemini Associates, Mr. Kern was the senior financial and chief administrative officer of Home Shopping Network. Before joining Home Shopping Network, Mr. Kern was Senior Vice President of Corporate Finance and Strategic Development for Whittle Communications, a publishing and television company. Mr. Kern began his career at Bear, Stearns & Co., Inc. Mr. Kern has served on the board of director of Expedia, Inc. since 2005 and the board of directors of Luxury Retreats International Holdings. He also sits on the board of directors of InterMedia Español, Inc. and WAPA America, Inc., each indirect wholly-owned subsidiaries of the Company. Mr. Kern holds a B.S. from the Wharton School at the University of Pennsylvania. The Board of Directors concluded that Mr. Kern should continue to serve as a director, in part, because of his foregoing qualifications and experience.

Leo Hindery, Jr. Age 66

Mr. Hindery has served as one of our directors since April 2013. Currently, he is Managing Partner of InterMedia Partners, a series of media industry private equity funds he founded in 1988 and ran continuously until February 1997, when he was elected President and CEO of Tele-Communications, Inc. (TCI) and Liberty Media, at the time the world's largest combined cable television system operator and programming entity. In March 1999 TCI merged into AT&T, and he became President and CEO of AT&T Broadband until he resigned in November 1999. In December 1999, Mr. Hindery was elected Chairman and Chief Executive Officer of GlobalCenter Inc., a major Internet services company, which in January 2001 merged into Exodus Communications, Inc. From 2001 until October 2004, he was Chairman and CEO of The YES Network which he founded to be the regional television home of the New York Yankees. In early 2005 he reconstituted InterMedia Partners. Mr. Hindery, formerly Chairman of the National Cable Television Association (NCTA) and of C-SPAN, has been recognized as International Cable Executive of the Year, NCTA's Distinguished Vanguard Award Recipient for Leadership, Cable Television Operator of the Year, one of the cable industry's "25 Most Influential Executives Over the Past 25 Years", one of the "30 Individuals with the Most Significant Impact on Cable's Early History", and a member of the Cable Hall of Fame. Mr. Hindery is a Director of the Paley Center for Media and a member of the Board of Visitors of the Columbia School of Journalism. He has an MBA from Stanford University's Graduate School of Business and was an undergraduate of Seattle University, and has received an honorary Doctor of Humane Letters degree from Emerson College. The Board of Directors concluded that Mr. Hindery should continue to serve as a director, in part, because of his foregoing qualifications and experience.

Gabriel Brener Age 54

Mr. Brener has served as one of our directors since April 2013. Mr. Brener previously served as Azteca Acqusition Corporation's Chairman of the Board, Chief Executive Officer and President since the company's inception. Mr. Brener has over twenty years of deal sourcing, investment management and operations experience. He has managed Brener family investments since 1987 through Brener International Group, LLC and its predecessor or affiliated entities. He has been Chairman and CEO of Brener International Group since 1998. He holds Board memberships in various Brener family investments, including Major League Soccer and Golden Boy Promotions, Inc. in the United States; and Apoyo Integral Inmobiliario, S.A. de C.V., SOFOM, E.N.R, Hipotecaria Casa Mexicana and Tequilera Hacienda La Capilla in Mexico. Mr. Brener also formed and manages Brener Sports & Entertainment, LLC, a private investment entity formed in 2005 with a focus on sports and entertainment investments targeting the Hispanic market in the United States. From 1989 to date, Mr. Brener has been CEO of Galco,  Inc., a family investment and management company. From 1987 to 1989, Mr. Brener was Vice Chairman of the Board of The Boys Markets, Inc., a chain of 54 supermarkets in Southern California that the Brener family wholly-owned. Mr. Brener also has been active in community affairs in Los Angeles and Aspen, Colorado, including through prior board memberships for the Los Angeles County Museum of Art (LACMA); D.A.R.E. (Drug Abuse Resistance Education); L.A.S.S.O. (Los Angeles Sheriffs Star Organization); Cedar Sinai Medical Center; the Los Angeles World Affairs Council and the National Council of the Aspen Music Festival. Mr. Brener graduated from Woodbury University with a B.A. in Business Administration and received Woodbury's Alumni of the Year Award in 2008. Mr. Brener has also completed Units I and II of the Harvard Business School Owner/President Management (OPM) Program. Mr. Brener was born in Mexico City and moved to Southern California in 1977. The Board of Directors concluded that Mr. Brener should continue to serve as a director, in part, becasuse of his foregoing qualifications and experience.

 Directors Continuing in Office

        The directors continuing in office in Class II, whose initial term will expire at the 2015 annual meeting of stockholders, are as follows:

James M. McNamara Age 60	Mr. McNamara has served as the Vice Chairman of our Board of Directors since April 2013. In 2005, Mr. McNamara founded Panamax Films, LLC, a film production company that has an output deal with Lions Gate Films to produce films for the U.S. Latino and Greater Latin American film going audiences, and he is currently its chairman. In 2008, Mr. McNamara joined Cine Latino, Inc., where he currently serves as a consultant and in 2010, he joined as Non-Executive Chairman of Pantelion Films, a Latino Hollywood studio that is a partnership between Lions Gate Entertainment and Grupo Televisa, a Spanish language media company. From 1999 to 2005, Mr. McNamara served as the President and Chief Executive Officer of Telemundo Communications Group, Inc., the operator of Telemundo, a Spanish-language broadcast network. From April 1996 to June 1998, Mr. McNamara was the President of Universal Television Enterprises, or Universal, a television production company where his responsibilities included domestic syndication first-run programming and international sales. Mr. McNamara joined Universal from New World, where he served as Chief Executive Officer from 1991 to 1995 and Senior Vice President, Executive Vice President and then President of New World International from 1986 to 1991. Mr. McNamara served as a Director of Jump TV, a leading IPTV company providing a comprehensive suite of technology and services to content owners and aggregators, from 2006 to 2008 as well as SBS from 1996 to 2005 and Film Roman, Inc., a producer of animated television programming from 1997 to 1999. Mr. McNamara is currently a director of Silver Eagle Acquisition Corp. Mr. McNamara received his Masters degree from the American Graduate School of International Management and undergraduate degree in business administration and political science from Rollins College.

Eric C. Neuman Age 69

Mr. Neuman has served as one of our directors and the Chairman of the Audit Committee since April 2013. Since 2005, Mr. Neuman has been a managing director and partner of Hicks Equity Partners, LLC, a private equity investment firm founded by Thomas O. Hicks. Previously, he had been a partner of HM Capital Partners (formerly Hicks, Muse, Tate and Furst) since December 2000 and an officer of HM Capital since 1993, and remains involved with monitoring and overseeing the exit of HM Capital's remaining Latin American assets. At HM Capital, Mr. Neuman had been involved in the formation and development of many of the firm's media investments, including Chancellor Media and Capstar Broadcasting (which were merged into Clear Channel Communications), Lin TV, Sunrise Television and Marcus Cable, and in 2002, assumed responsibility for HM Capital's Latin American business. Mr. Neuman currently serves on the board of directors of DirecPath, LLC, Just Brakes, LLC and Drilling Tools International. In addition, Mr. Neuman serves as a director of Intercable, an international provider of television, internet and telephone services and an HM Capital portfolio company. Mr. Neuman previously served as Chairman of the Board of Fox Pan American Sports, a leading provider of Spanish language sports television programming to U.S. and Latin American pay television operators, and Vice Chairman of Claxson, a publicly traded provider of programming and services to pay television providers. Mr. Neuman received a BA degree from the University of South Florida and an MBA from Northwestern University.

John Engelman Age 58

Mr. Engelman has served as one of our directors and a member of the Audit Committee since April 2013. From April 2011 through April 2013, he served as an independent director of Azteca Acqusition Corporation. Since December 2010, Mr. Engelman has also served as an independent director of Vringo, Inc., a patent licensing and software products company for mobile video. Mr. Engelman is co-founder of Classic Media, Inc., a global media company that specializes in family and children's entertainment. In mid-2012, Classic was acquired by DreamWorks Animation SKG where he co-heads its DreamWorks Classics division. From 2007 to 2009, Mr. Engelman was co-CEO of Boomerang Media, Inc., an acquisition company controlled by GTCR Golder Rauner. From 1997 to 2001, Mr. Engelman was an operating partner with Pegasus Capital Advisors, a U.S. based private equity fund manager focused on middle market companies, and a managing director of Brener International Group, LLC. From 1991 to 1996, Mr. Engelman was President of Broadway Video, Inc., a producer of live television and motion pictures. He began his career at the Los Angeles law firm of Irell & Manella, where he was a partner. Mr. Engelman has a JD from Harvard Law School and a B.A. in Government from Harvard College.

        The director continuing in office in Class III, whose initial term will expire at the 2016 annual meeting of stockholders, is as follows:

Alan J. Sokol Age 55	Mr. Sokol has served as one of our directors and President since January 2013. Mr. Sokol was appointed as our Chief Exective Officer in April 2013. Mr. Sokol has nearly 19 years of experience in the television and motion picture industries as an operator, advisor and investor. Prior to becoming the Chief Executive Officer, he served as a Senior Partner at InterMedia Partners, L.P., where he was the architect of the firm's Hispanic strategy, including the acquisitions of Cinelatino and WAPA. Prior to joining InterMedia Partners, L.P., Mr. Sokol was President and CEO of Planeta Media Group, LLC, where he advised numerous media companies on strategies and new business launches, particularly within the United States Hispanic market. His clients included Lions Gate Entertainment Corp., IDT Corp., Council Tree Communications, Inc. and Caracol Television Inc. From 1998 through May 2003, Mr. Sokol was Chief Operating Officer of Telemundo Communications Group, Inc., where he was responsible for all business divisions of this United States Spanish-language television network. While at Telemundo, Mr. Sokol established the first bilingual cable network in the United States and created strategic alliances with TV Globo, Caracol Television and Discovery Networks. From 1996 to 1998, Mr. Sokol was Senior Vice President, Corporate Development at Sony Pictures where he advised on investment opportunities in television distribution and content creation throughout the world. Prior to his tenure at Sony Pictures, Mr. Sokol was Senior Vice President of Savoy Pictures, Inc. From 1983 to 1994, he was an attorney and a partner with Wyman, Bautzer, Kuchel and Silbert, P.C., and then with Jeffer, Mangels, Butler and Marmaro LLP. Mr. Sokol sits on the board of directors of Faith Media Holdings, LLC. He also sits on the board of directors of InterMedia Español, Inc., WAPA America, Inc., Cine Latino, Inc. and HMTV Cable, Inc, each indirect wholly-owned subsidiaries of the Company. He holds a B.A. from Cornell University and J.D. from Stanford Law School, where he is also a member of the Board of Visitors.

Vincent L. Sadusky Age 48

Mr. Sadusky has served as one of our directors a member of the Audit Committee since April 2013. Mr. Sadusky is President and Chief Executive Officer of LIN Media. Mr. Sadusky was appointed to this position in 2006 after serving as Chief Financial Officer of LIN Media since 2004. Prior to LIN Media, Mr. Sadusky served as Chief Financial Officer and Treasurer of Telemundo Communications, Inc., the Hispanic broadcasting network and station group. During his 10 year tenure at Telemundo, he made significant contributions to the company's growth and success, including Telemundo's IPO in 1994 and the network's merger with NBC in 2001. Prior to joining Telemundo, he performed attestation and consulting services for seven years with Ernst & Young, LLC, one of the world's leading professional services organizations. Mr. Sadusky currently serves on the board of directors of LIN Media (LIN) International Game Technology (IGT) and NBC Affiliates Board, where he is also the Treasurer. Previously, Mr. Sadusky served as President of the Open Mobile Video Coalition (OMVC) from 2011 until their integration into the National Association of Broadcasters in January 2013. He also co-founded and served on the board of directors of JVB Financial Group, LLC (2001-2011) and Maximum Service Television, Inc. (2006-2011). Mr. Sadusky received his MBA degree from New York Institute of Technology and his BS in accounting from Penn State University, where he was a University Scholar

Ernesto Vargas Guajardo Age 58

Mr. Vargas Guajardo has served as one of our directors since April 2013. He currently serves as the Chief Executive Officer and Director of MVS Comunicaciones S.A. de C.V. Mr. Vargas Guajardo also serves as President of MVS Multivision Digital S. de R.L. de C.V. Mr. Vargas Guajardo currently sits on the Board of Directors of Grupo Costamex, Finaccess México, S.A and Instituto Tecnológico de Monterrey. He also serves on the board of directors of Cine Latino, Inc., an indirect wholly-owned subsidiary of the Company. Previously, Mr. Vargas Guajardo has held senior roles at DISH México. Mr. Vargas Guajardo received his BS degree from The Wharton School of the University of Pennsylvania.

EXECUTIVE OFFICERS

        The following sets forth certain information with respect to the executive officers of the Company, as of the date of this Proxy Statement. All officers of the Company serve at the pleasure of the Company's Board of Directors until their successors are elected and qualified. Except for WAPA-TV, Intermedia, InterMedia Español, Inc., WAPA America, Inc., Cine Latino, Inc. and HMTV Cable, Inc., none of the corporations or other organizations referred to below with which an executive officer has been employed or otherwise associated is a parent, subsidiary, or other affiliate of the Company.

Name	Age	Position
Alan J. Sokol	55	Class III Director, President and Chief Executive Officer
Craig D. Fischer	44	Chief Financial Officer
Jose E. Ramos	57	President and General Manager of WAPA-TV
Alex J. Tolston	33	General Counsel and Corporate Secretary
Nicolas J. Valls	49	Executive Vice President, Advertising Sales

        Mr. Alan J. Sokol, see Class III Directors above.

        Mr. Craig D. Fischer, age 44, has served as our Chief Financial Officer since April 2013. From January 2013 through April 2013, Mr. Fischer served as our Vice President, Treasurer and Secretary. Previously, from 2005 through 2012, Mr. Fischer was a Partner at InterMedia, and was responsible for the acquisitions and oversight of Cinelatino and WAPA, prior to the formation of Hemisphere Media Group, Inc.. Prior to joining InterMedia Partners, L.P., Mr. Fischer was Executive Vice President of Business Development and Affiliate Relations at the YES Network where he was one of the founding senior managers and was responsible for overseeing day-to-day operations, managing relationships with major cable and satellite operators and negotiating programming agreements. Prior to YES, Mr. Fischer was Vice President of Business Development at Exodus Communications, Inc., and Vice President of Finance at Global Center Inc. From 1997 to 2000, Mr. Fischer was at Goldman Sachs & Co. as a banker in the Media and Communications group. From 1991 to 1995, Mr. Fischer was a senior accountant and CPA with Ernst & Young, LLP. Mr. Fischer holds an M.B.A. from Columbia Business School and a B.B.A. from the University of Michigan.

        Mr. Jose E. Ramos, age 57, has over 30 years of television experience. Mr. Ramos is the most experienced television executive in Puerto Rico. Mr. Ramos has been the President and General Manager of WAPA-TV, a division of WAPA PR for the last 17 years. Prior to that, Ramos spent 13 years at Telemundo Communications Group, Inc., serving in various senior positions including Senior Vice President, General Manager and President.

        Mr. Alex J. Tolston, age 33, has served as our General Counsel and Corporate Secretary since June 2013. Before joining the Company, Mr. Tolston was an attorney in the Corporate Department at Paul, Weiss, Rifkind, Wharton & Garrison LLP from 2009 to 2013, representing issuers and underwriters in connection with initial public offerings, secondary offerings and Rule 144A debt offerings, issuers and their boards of directors with respect to reporting and other obligations under the U.S. securities laws and corporate governance and regulatory matters, and public and private equity clients in mergers and acquisitions, corporate finance and debt restructuring transactions. Mr. Tolston began his career at Bear, Stearns & Co., Inc. A member of the New York bar, Mr. Tolston holds a B.A. from Tulane University and a J.D. from New York Law School.

        Mr. Nicolas J. Valls, age 49, has served as Executive Vice President, Advertising Sales since October of 2013. Prior to joining the Company, from October 2012 to May 2013, Mr. Valls was Executive Vice President, Advertising and Marketing for Nuevo World LLC and was responsible for overseeing ad operations, sales and custom content marketing for the sites premium advertisers and marketing partners. Previously, Mr. Valls held key sales and marketing positions with Univision Communications Inc. over a 26 year career starting in 1986. At Univision, from June 2011 to August 2012, Mr. Valls served as Senior Vice President, Network sales responsible for client partnerships and revenue over $250 million dollars. Prior to his role with network sales, from 2000 to 2011, Mr. Valls created and led Univision's Partnership Marketing group tasked with conceiving and executing cross platform custom innovation sponsorships for the networks top advertisers incorporating broadcast, cable, interactive, and experiential assets. Mr. Valls served on Univision's network operating committee, and led the company's commercial integration efforts with Mexican broadcaster Televisa. Mr. Valls holds a Bachelor of Science degree from Boston University's College of Communications.

 CORPORATE GOVERNANCE; BOARD ACTIONS; BOARD MEMBER INDEPENDENCE;
COMMITTEES OF THE BOARD OF DIRECTORS

Board Activities

        The Board of Directors (or "Board") of our Company began serving on April 4, 2013 in connection with the completion of the business combination transaction (the "Transaction") pursuant to the Merger Agreement, dated as of January 22, 2013, by and among the Company, Azteca Acquisition Corporation,, WAPA Holdings, LLC, Cine Latino, Inc., Hemisphere Merger Sub I, LLC, Hemisphere Merger Sub II, Inc. and Hemisphere Merger Sub III, Inc. (the "Merger Agreement"). During our fiscal year ended December 31, 2013 ("Fiscal 2013"), our Board of Directors held three regular meetings and two special meetings. The independent directors met separately in an executive session immediately following meetings of our Audit Committee. Eric C. Neuman, the Chairman of our Audit Committee, presided at the independent director executive sessions of the Board of Directors. No director missed more than one (1) meeting of the Board of Directors, or the meetings of any committee on which he served during Fiscal 2013, except Leo Hindery, Jr. who missed two (2) meetings. Mr. Hindery's absences were due to family medical issues that required his complete attention.

        Our Board of Directors has affirmatively determined that none of the following directors has a material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company): Eric C. Neuman, Vincent L. Sadusky and John Engelman. Our Board of Directors reviews all facts and circumstances that it deems relevant to its review, including the standards set forth in the Company's Corporate Governance Guidelines, applicable NASDAQ rules and regulations and applicable federal securities laws and regulations to assist it in making determinations of independence. The Board of Directors has determined that the directors referred to above currently meet these standards and qualify as independent. The Board of Directors has made no determination with respect to the remaining directors.

        We did not hold an annual meeting of stockholders during Fiscal 2013. While our Board of Directors has not adopted a mandatory attendance policy for our annual meetings, directors are encouraged to attend and we expect all members of our Board of Directors to attend the Annual Meeting.

        Our Board of Directors evaluates the appropriate leadership structure for the Company on an ongoing basis, including whether or not one individual should serve as both Chief Executive Officer and Chairman of our Board of Directors. While the Board of Directors has not adopted a formal policy, we currently separate the positions of Chief Executive Officer and Chairman of our Board of Directors. Alan J. Sokol currently serves as our Chief Executive Officer and Peter M. Kern currently serves as our Chairman of the Board of Directors. The Board of Directors believes that the respective roles of Mr. Sokol and Mr. Kern best utilize their skills and qualifications in the service of the Company at this time. The Board retains the ability to adjust its leadership structure as the needs of the business change, including the appointment of Co-Chairmen, each of whom may exercise the full powers and authorities of the office of Chairman.

Controlled Company

        Our Board of Directors has determined that the Company is a "controlled company" within the meaning of the rules and corporate governance standards of NASDAQ, as our controlling stockholders control more than 50% of the Company's voting power. A controlled company may elect not to comply with certain NASDAQ rules, including (1) the requirement that a majority of our Board consist of independent directors, (2) the requirement that a nominating/corporate governance committee be in place that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities, and (3) the requirement that a compensation committee be in place that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities. We currently avail ourselves of the "controlled company" exceptions. Our Board has determined that it is appropriate not to have a nominating/corporate governance committee or compensation committee because of our relatively limited number of directors, our limited number of senior executives and our status as a "controlled company" under applicable NASDAQ rules.

Committees Established by Our Board of Directors

        The Board of Directors has designated two principal standing committees: the Audit Committee and the Executive Committee. The functions of the Audit Committee and Executive Committee and the number of meetings held by each such committee in Fiscal 2013 are noted below.

        Audit Committee.    The Audit Committee has been established in accordance with Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and applicable NASDAQ rules, for the overall purpose of overseeing the Company's accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) the independent registered public accounting firm's qualifications and independence, (iii) the performance of our internal audit function and independent auditors (iv) preparing the report that SEC rules require to be included in our Annual Report and (iv) our compliance with legal and regulatory requirements, including, without limitation, reviewing and addressing conflicts of interests of directors and executive officers, as well as reviewing and discussing with management and the independent registered public accounting firm, and approving as the case may be, any transactions or courses of dealing with related parties that are required to be disclosed pursuant to Item 404 of Regulation S-K, which is the SEC's disclosure rules for certain related party transactions. The responsibilities and authority of the Audit Committee are described in further detail in the Charter of the Audit Committee of the Board of Directors of Hemisphere Media Group, Inc., a copy of which is available at our Internet website at www.hemispheretv.com under "Investor Relations—Corporate Governance." The report of the Audit Committee for Fiscal 2013 is included elsewhere in this proxy statement.

        The current members of our Audit Committee are Eric C. Neuman, Vincent L. Sadusky and John Engelman. Our Audit Committee held six meetings during Fiscal 2013 (attended in person or by teleconference). All of the members of the Audit Committee attended all meetings. Our Board of Directors has determined that each of the Audit Committee members is independent, as that term is defined under the independence standards for audit committee members in the Exchange Act and rules thereunder, as amended, and under the listing standards of NASDAQ.

        Mr. Neuman is the Chairman of our Audit Committee and is our Audit Committee Financial Expert. Mr. Neuman possesses the attributes of an "audit committee financial expert" set forth in the rules promulgated by the SEC in furtherance of Section 407 of the Sarbanes-Oxley Act of 2002. Mr. Neuman deos not serve on the audit committees of any other public companies.

        Executive Committee.    The Executive Committee, serves as an administrative committee of the Board of Directors to act upon and facilitate the consideration by senior management and the board of directors of certain high-level business and strategic matters, including approval of (i) certain employment and consulting agreements entered into by the Company and compensation paid thereunder (subject to approval of the full Board of Directors, as necessary under applicable rules) and (ii) affiliate agreements entered into by the Company (in each case, subject to approval by the Audit Committee, in the event an agreement is determined to be a related party transaction as set forth in the Company's Related Person Transactions Policy).

        The current members of our Executive Committee are Peter M. Kern and Ernesto Vargas Guajardo. Our Executive Committee held no meetings in Fiscal 2013 and acted by unanimous written consent on one occasion. The Board of Directors has made no determination with respect to the independence of the members of our Executive Committee.

 Risk Management and the Board's Role

        The Company's risk assessment and management function is led by the Company's senior management, which is responsible for day-to-day management of the Company's risk profile, with oversight from the Board of Directors and its Committees. Central to the Board of Directors' oversight function is our Audit Committee. In accordance with the Audit Committee Charter, the Audit Committee is responsible for the oversight of the financial reporting process and internal controls. In this capacity, the Audit Committee is responsible for discussing guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal auditing department, assess and manage the Company's exposure to risk, as well as the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. In addition to receiving regular reports from management on the Company's reporting processes and risk profile, the Audit Committee also meets with our independent auditors outside the presence of and without the participation of senior management. With respect to potential risks related to our compensation policies and programs, the Board of Directors acts in the primary oversight role.

Corporate Governance Guidelines and Code of Ethics and Business Conduct

        The Board of Directors has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities. These Guidelines reflect the Board's commitment to monitor the effectiveness of policy and decision making both at the Board and management level, with a view to enhancing stockholder value over the long term. The Corporate Governance Guidelines address, among other things, Board composition, director qualifications standards, selection of the Chairman of the Board and the Chief Executive Officer, director responsibilities and the Board committees. The Board of Directors has adopted a Code of Ethics and Business Conduct to provide guidance to all the Company's directors, officers and employees, including the Company's principal executive officer, principal accounting officer or controller or persons performing similar functions.

Availability of Corporate Governance Guidelines, Committee Charters, and Code of Ethics

        Copies of our (i) Corporate Governance Guidelines, (ii) Audit Committee Charter and (iii) Code of Business Conduct and Ethics are available at our Internet website at www.hemispheretv.com under "Investor Relations—Corporate Governance." Any stockholder may obtain copies of these documents by sending a written request to Hemisphere Media Group, Inc., 2000 Ponce de Leon Boulevard, Suite 500, Coral Gables, FL 33134, Attention: Investor Relations, by calling us at (212) 687-8080, or by writing to us via e-mail at ir@hemispheretv.com. None of the information posted on our website is incorporated by reference into this proxy statement.

DIRECTOR NOMINATION PROCESS

        As stated above, we do not have a nominating/corporate governance committee. The entire Board of Directors performs the function of the nominating/corporate governance committee. Stockholders and members of the Board may, however, submit nominees for election to the Company's Board of Directors to the entire Board for its consideration.

        We do not have a formal policy concerning stockholder recommendations to the Board of Directors. The Board of Directors has determined that it is appropriate to not have such a policy given the infrequency of such recommendations and our status as a "controlled company" under applicable NASDAQ rules. We did not receive any recommendations from stockholders requesting that the Board consider a candidate for inclusion among the slate of nominees in this Proxy Statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The Board of Directors would consider any candidate proposed in good faith by a stockholder. To do so, a stockholder should send the candidate's name, credentials, contact information and his or her consent to be considered as a candidate to our Board of Directors at 2000 Ponce de Leon Boulevard, Suite 500, Coral Gables, FL, 33134. See "Communications with the Board" below.

        You should note that the foregoing process relates only to bringing potential candidates to the attention of the Board of Directors. This process will not give you the right to directly propose a nominee at any meeting of stockholders.

        Under our Amended and Restated By-Laws, stockholders may nominate candidates for election at an annual meeting of stockholders. See "Stockholder Proposals for 2015 Annual Meeting" for details regarding the procedures and timing for the submission of such nominations. Director nominees submitted through this process will be eligible for election at the annual meeting, but information about these candidates will not be included in proxy materials sent to stockholders prior to the meeting, except as described in that section.

        In evaluating director nominees, the Board considers the appropriate skills and personal characteristics needed in light of the makeup of the current Board, including considerations of character, integrity, judgment, knowledge, experience and other relevant factors to develop an informed opinion of the candidate's qualifications and his or her ability and dedication. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Board does, however, believe it is appropriate for at least one member of the Board to meet the criteria for an "audit committee financial expert" as defined by SEC rules and for a "financially sophisticated" audit committee member as defined by NASDAQ rules. The Company also believes it is appropriate for a member or members of the Company's management to participate as members of the Board.

        The Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination. If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board of Directors would be polled for suggestions as to individuals meeting the criteria described above. The Board of directors may also engage in research to identify qualified individuals. To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if appropriate.

Compensation Committee Report

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

        The Company does not have a compensation committee. The Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion the Board of Directors has determined that the Compensation Discussion and Analysis be included in this Proxy Statement for the Annual Meeting of Stockholders.

The foregoing report is furnished by the Board of Directors.

Peter M. Kern (Chairman)
Gabriel Brener
John Engelman
Ernesto Vargas Guajardo
Leo Hindrey, Jr.
James M. McNamara
Eric C. Neuman
Vincent L. Sadusky
Alan J. Sokol

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis provides an overview and analysis of our compensation programs, the compensation decisions we have made under these programs, and the factors we considered in making these decisions with respect to the compensation earned by our principal executive officer, principal financial officer, and each of the next three highest paid executive officers of the Company (collectively, the "NEOs") for Fiscal 2013:

  •
  Alan J. Sokol, Chief Executive Officer and President

  •
  Craig D. Fischer, Chief Financial Officer

  •
  Jose E. Ramos, President and General Manager WAPA-TV

  •
  Alex J. Tolston, General Counsel and Corporate Secretary

  •
  Nicholas J. Valls, Executive Vice President, Advertising Sales

  Overview of the Compensation Program

  Compensation Philosophy

        The objective of our corporate compensation and benefits program is to establish and maintain competitive total compensation programs that will attract, motivate, and retain the qualified and skilled workforce necessary for our continued success. To help align compensation paid to executive officers with the achievement of corporate goals, we have designed our cash compensation program as a pay-for-performance based system that rewards NEOs for their individual performance and contribution in achieving corporate goals. In determining the components and levels of NEO compensation each year, the Board considers Company performance, the business objectives for specific divisions of the Company, personal management performance objectives, as well as each individual's performance and potential to enhance long-term stockholder value. To remain competitive, the Board may also periodically review compensation survey information published by various organizations or information provided by independent compensation consultants as another factor in setting NEO compensation. The Board relies on judgment and does not have any formal guidelines or formulas for allocating between long-term and currently paid compensation, between cash and non-cash compensation, or among different forms of non-cash compensation for our NEOs.

  Components of Total Compensation

        Compensation packages in Fiscal 2013 for our NEOs were comprised of the following elements:

Short-Term Compensation Elements

Element	Role and Purpose
Base Salary	Attract and retain executives and reward their skills and contributions to the day-to-day management of our Company.
Annual Performance-Based Bonus

Encourage the attainment of annual Company, division, and individual financial, operational, and strategic goals by paying bonuses determined by the achievement of specified performance targets with a performance period of one year.

Discretionary Bonuses	Compensate executives from time to time for special contributions or extraordinary circumstances or events.

 Long-Term Compensation Elements

Element	Role and Purpose
Stock Options and Restricted Stock	Encourage the attainment of long-term value creation, align executive interests with the interests of our stockholders, create accountability for executives to enhance stockholder value, and promote long-term retention through the use of multi-year vesting awards.
Severance and Change of Control Benefits

Promote long-term retention and align the interests of executives with stockholders in the event of a change in control transaction which, although in the best interests of stockholders generally, may result in loss of employment for an individual NEO.

Benefits

Element	Role and Purpose
Employee Benefit Plans and Perquisites	Provide financial security and additional compensation commensurate with senior executive level duties and responsibilities.

  Process

  Role of the Board and Management

        The Board meets annually to review and consider base salary and any proposed adjustments, prior year annual performance bonus results and targets for the current year, and any long-term incentive awards. The Board also reviews the compensation package for all new executive officer hires; however, an Executive Committee of the Board comprised of Peter Kern and Ernesto Vargas Guajardo is empowered to approve such compensation packages, subject to the Board's approval of any equity grants.

        The key member of management involved in the compensation process is our Chief Executive Officer ("CEO"), Alan J. Sokol. Our CEO presents recommendations to the Board for each element of compensation for each NEO, other than himself, which in turn evaluates these goals and either approves or appropriately revises them.

  Determination of CEO Compensation

        The Board determines the level of each element of compensation for our CEO. Consistent with its determination process for other NEOs, the Board considers a variety of factors when determining compensation for our CEO, including past corporate and individual performance, general market survey data for similar size companies and the degree to which the individual's contributions have the potential to influence the outcome of the Company's short- and long-term operating goals and alignment with shareholder value.

  Assessment of Market Data and Use of Compensation Consultants

        In establishing the compensation for each NEO, the Board considers information about the compensation practices of companies both within and outside our industry and geographic region, and considers evolving compensation trends and practices generally. The Board may periodically review third-party market data published by various organizations. The Board may review such survey data for market trends and developments, and as one factor when making its annual compensation determinations. The Board does not typically use market data to establish specific targets for compensation or any particular component of compensation, and does not otherwise numerically benchmark its compensation decisions. In connection with the initial compensation packages for the CEO, CFO and General Counsel and Corporate Secretary, in anticipation of our becoming a public company, InterMedia, our controlling shareholder, sought the independent advice of Frederic W. Cook & Co. Inc. ("Cook") to analyze the reasonableness of the compensation packages in comparison to similarly sized publicly traded media companies. No fees were paid to Cook for any other services during Fiscal 2013.

  Short-Term Compensation Elements

  Base Salary

        Hemisphere believes that executive base salaries are necessary to provide financial security and a minimum level of fixed compensation for services rendered to the Company, and aid in attracting and retaining talented and qualified executives. Base salary adjustments typically reflect an individual's performance, experience, and/or change in job responsibilities.

        Annual base salaries for each NEO for Fiscal 2013 were as follows: $600,000 for Mr. Sokol, $400,000 for Mr. Fischer, $650,000 for Mr. Ramos, $275,000 for Mr. Tolston and $300,000 for Mr. Valls.

        The salary earned by each NEO for Fiscal 2013 is set forth in the Summary Compensation Table below.

  Annual Performance-Based Bonuses

        Pursuant to their employment agreements or employment letter agreement, each of Messrs. Sokol, Fischer, Tolston and Valls is eligible to receive an annual cash bonus (and quarterly cash bonuses in the case of Mr. Valls) under the terms of a performance-based bonus plan. The employment agreement for Messrs. Sokol and Fischer specify an annual target and/or maximum bonus as a percentage of the NEO's annual base salary, with actual bonuses determined based on linear interpolation. Mr. Tolston's annual cash bonus is fixed at $100,000 (subject to certain minimum guaranteed bonuses if performance goals are not met), and is increased by the same percentage that the CFO's bonus is increased above his target bonus if more than 100% of the performance goals are met in any calendar year. Mr. Valls' annual and quarterly cash bonuses are fixed at $25,000 and $18,750, respectively, however, pursuant to his employment letter agreement, he was not entitled to either a quarterly or annual bonus for the year ending December 31, 2013. The performance bonuses for each of Messrs. Sokol, Fischer and Tolston were to be pro-rated for calendar year 2013 to reflect a partial year of service. The specific performance criteria and performance goals for the bonus plan are established annually by our Board in consultation with our CEO (other than with respect to himself) and approved by our Board. The performance goals are communicated to the NEOs following formal approval by the Board. The table below shows the target bonus and maximum bonuses established for each NEO for Fiscal 2013.

2013 Target and Maximum Bonus

Name	2013 Target Bonus	2013 Maximum Bonus
Alan J. Sokol	100% of Base Salary	150% of Base Salary
Craig D. Fischer	85% of Base Salary	100% of Base Salary
Jose E. Ramos	—	—
Alex J. Tolston	$100,000	$115,000
Nicholas J. Valls	—	—

        For Fiscal 2013, the performance criteria applicable to Messrs. Sokol, Fischer and Tolston was the achievement of adjusted EBITDA of $40.973 million. As the Company did not achieve this threshold level of Adjusted EBITDA, no performance bonuses for Fiscal 2013 were paid to Messrs. Sokol, Fischer or Tolston (but Mr. Tolston received his guaranteed minimum bonus of $50,000 pursuant to his employment agreement).

  Long-Term Compensation Elements

        All equity awards are granted under the Hemisphere Media Group, Inc. 2013 Equity Incentive Plan (the "Equity Plan"). The Equity Plan is designed to align the interests of our stockholders and executive officers by increasing the proprietary interest of our executive officers in our growth and success, to advance our interests by attracting and retaining key employees, and to motivate our executives to act in our long-term best interests. We grant equity awards to promote the success and enhance the value of the Company by providing participants with an incentive for outstanding performance. Equity-based awards also provide the Company with necessary flexibility to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.

  Severance and Change in Control Benefits

        The Company has entered into an employment agreement with each of Messrs. Sokol, Fischer, Ramos and Tolston that provides for severance payments and benefits in the event that his employment is terminated under specified conditions including death, disability, termination by the Company without "cause", or his resignation for "good reason" (each as defined in the agreements). Employment agreements for Messrs. Sokol, Fischer and Tolston, provide for certain enhanced severance payments if such termination or resignation occurs within 60 days before or 12 months following a change in control. The payments provided in the event of termination without cause or resignation for good reason following a change in control are designed to assure the Company of the continued employment, attention and dedication to duty of these key management employees and to seek to ensure the availability of their continued service, notwithstanding the possibility or occurrence of a change in control of the Company and termination of their employment. The severance payments and benefits payable both in the event of, and independently from, a change in control are in amounts that the Company has determined are necessary to remain competitive in the marketplace for executive talent. See "Potential Payments Upon Termination or Change in Control" for additional information.

  Employee Benefit Plans and Perquisites

        Executives are eligible to participate in the same health and benefit plans generally available to all full-time employees, including health, dental, vision, term life, and disability insurance.

  Perquisites

        The Company provides certain limited perquisites to certain executives, including our NEOs, which we believe is necessary to ensure our compensation packages are competitive with our peers. Among these benefits are car allowances and executive life and disability insurance.

  Miscellaneous

        The Company does not have any equity or security ownership guidelines for executives, including the NEOs. The Company considers the accounting and tax treatment of particular forms of compensation awarded to NEOs as part of its overall review of compensation, but does not structure its compensation practices to comply with any specific accounting or tax treatment.

 Summary Compensation Table

        The following table sets forth compensation that the Company's NEOs earned during the year ended December 31, 2013.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Alan J. Sokol	2013	441,667	300,000	(5)	7,508,000	3,155,150	17,813	11,422,629
Chief Executive Officer &
President
Craig D. Fischer	2013	294,445	200,000	(5)	2,308,500	1,135,125	170,181	3,813,806
Chief Financial Officer
Jose E. Ramos	2013	687,990	—		745,800	283,200	41,901	1,758,891
President & General
Manager WAPA-TV
Alex J. Tolston	2013	160,417	50,000	(6)	256,250	570,438	10,340	1,047,445
General Counsel &
Corporate Secretary
Nicholas J. Valls	2013	62,500	—		—	153,352	—	215,852
Executive Vice President,
Advertising Sales

(1)
For Messrs. Sokol, Fischer, Tolston and Valls, the amounts reported in this column are in respect of a partial year of service. Mr. Ramos was employed by WAPA PR, our indirect wholly-owned subsidiary for all of Fiscal 2013.

(2)
The amount reported in this column represents the grant date fair value of restricted stock awards on the date of grant calculated in accordance with FASB ASC Topic 718. Assumptions used in calculating these amounts are described in Note 8 to the Company's audited financial statements for the year ended December 31, 2013.

(3)
The amount reported in this column represents the grant date fair value of option awards on the date of grant calculated in accordance with FASB ASC Topic 718. Assumptions used in calculating these amounts are described in Note 8 to the Company's audited financial statements for the year ended December 31, 2013.

(4)
For Mr. Sokol, the amount reported in this column includes (i) reimbursements related to the use of his condo hotel unit in New York City when travelling on Company business (ii) $2,250 in respect of life insurance premiums and (iii) 13,563 in legal fee reimbursement in connection with the negotiation of his employment agreement. For Mr. Fischer, the amount reported in this column includes (i) $93,612 in relocation reimbursement expenses, (ii) $2,250 in respect of life insurance premiums (iii) $67,649 tax-gross up payment in respect of such relocation reimbursement expenses, and (iv) $6,670 in legal fee reimbursement in connection with the negotiation of his employment agreement. For Mr. Ramos the amount reported in this column includes (i) $3,911 for his personal use of a Company-provided automobile and (ii) $37,990 for the year-end out cash of accrued but unused vacation and sick days. For Mr. Tolston, the amount reported in this column includes (i) $3,500 in relocation reimbursement expenses, (ii) $1,840 tax-gross up payment in respect of such relocation reimbursement expenses and (iii) $5,000 in legal fee reimbursement in connection with the negotiation of his employment agreement.

(5)
Represents a one-time transaction bonus in recognition of Messrs. Sokol and Fischer's efforts in connection with the consummation of the Transaction.

(6)
Represents the guaranteed minimum bonus to which Mr. Tolston is entitled under his employment agreement.

Grants of Plan-Based Awards Table for Fiscal 2013

        The following table provides information with respect to equity grants made to the NEOs during Fiscal 2013 as well as the range of future payouts under non-equity incentive plans for the NEOs for Fiscal 2013.

											All other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Option and Stock Awards ($)(2)
										All Other Stock Awards: Number of Shares of Stock (#)
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
												Exercise Price of Option Awards ($)
Name	Board Approval of Award	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Alan J. Sokol				—	600,000	900,000	—	—	—	—	—	—	—
	4/9/2013	4/9/2013	(3)	—	—	—	—	250,000	500,000	—	300,000	10.20	3,155,150
	4/9/2013	4/10/2013	(4)	—	—	—	—	200,000	300,000	500,000	—	—	7,508,000
Craig D. Fischer				—	340,000	400,000	—	—	—	—	—	—	—
	4/9/2013	4/9/2013	(5)	—	—	—	—	25,000	50,000	—	250,000	10.20	1,135,125
	4/9/2013	4/10/2013	(6)	—	—	—	—	50,000	100,000	150,000	—	—	2,308,500
Jose E. Ramos	8/21/2013	8/22/2013	(7)	—	—	—	—	—	—	—	60,000	12.43	283,200
	8/21/2013	8/22/2013	(8)	—	—	—	—	—	—	60,000	—	—	745,800
Alex J. Tolston				—	100,000	115,000	—	—	—	—	—	—	—
	4/9/2013	4/9/2013	(9)	—	—	—	—	25,000	—		125,000	10.20	570,438
	4/9/2013	4/10/2013	(10)	—	—	—		—	—	25,000	—	—	256,250
Nicholas J. Valls	11/19/2013	11/19/2013	(11)	—	—	—	—	—	—	—	40,000	10.60	153,352

(1)
The amounts reported in this column for Messrs. Sokol, Fischer and Tolston reflect the 2013 performance-based bonus awards that each NEO was eligible to receive pursuant to the terms of his employment agreement. The overall target and maximum performance based bonus for 2013 for Messrs. Sokol and Fischer was determined as a percentage of base salary. For Mr. Tolston the overall target and maximum performance based bonus for 2013 was determined based on his fixed target goal, and the proportional amount by which such bonus would be increased if more than 100% of performance goals were achieved and the CFO received his maximum bonus. See the description of Annual Performance Bonus in the CD&A for a description of the specific performance components and more detail regarding the determination of actual 2013 annual performance bonus payments.

(2)
The amount reported in this column represents the grant date fair value of option awards and restricted shares on the date of grant calculated in accordance with FASB ASC Topic 718. Assumptions used in calculating these amounts are described in Note 8 to the Company's audited financial statements for the year ended December 31, 2013.

(3)
Represents the grant of stock options to Mr. Sokol pursuant to the Equity Plan.

(4)
Represents the grant of restricted shares to Mr. Sokol pursuant to the Equity Plan.

(5)
Represents the grant of stock options to Mr. Fischer pursuant to the Equity Plan.

(6)
Represents the grant of restricted shares to Mr. Fischer pursuant to the Equity Plan.

(7)
Represents the grant of stock options to Mr. Ramos pursuant to the Equity Plan.

(8)
Represents the grant of restricted shares to Mr. Ramos pursuant to the Equity Plan.

(9)
Represents the grant of stock options to Mr. Tolston pursuant to the Equity Plan.

(10)
Represents the grant of restricted shares to Mr. Tolston pursuant to the Equity Plan.

(11)
Represents the grant of stock options to Mr. Valls pursuant to the Equity Plan.

Narrative to Summary Compensation Table and Grant of Plan-Based Award Table

  Employment Agreements

  Alan J. Sokol

        On April 9, 2013, Mr. Sokol entered into an employment agreement with the Company to serve as the Chief Executive Officer and President of the Company for a term beginning on April 4, 2013 through December 31, 2016, which is automatically extended for successive one year periods, unless either party provides written notice to the other party at least 270 days prior to the expiration of the term of its intent not to extend the employment agreement. Under his employment agreement, Mr. Sokol's annual base salary is $600,000 and he will be entitled to receive an annual bonus based on the attainment of certain percentages of the Company's performance goals. For calendar year 2013, Mr. Sokol's target annual bonus was 100% of base salary based on the achievement of 100% of performance goals, and his maximum bonus was 150% of base salary based on the achievement of at least 110% of performance goals (pro-rated to reflect the shortened calendar year). For calendar years beginning in 2014, Mr. Sokol's target annual bonus will be 100% of base salary based upon the achievement of 100% of performance goals, his minimum bonus will be 50% of base salary based on the achievement of 80% of performance goals and his maximum bonus will be 150% of base salary based on the achievement of at least 110% of performance goals. Actual annual bonuses payable are determined based on linear interpolation between the minimum performance goals and the target performance goals and the target performance goals and the maximum performance goals. In addition, Mr. Sokol is entitled to life and AD&D insurance policies having an aggregate face value of $5 million paid by the Company.

        Mr. Sokol's employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under "—Potential Payments upon Termination or Change in Control."

  Craig D. Fischer

        On April 9, 2013, Mr. Fischer entered into an employment agreement with the Company to serve as the Chief Financial Officer of the Company ("CFO") for a term beginning on April 4, 2013 through December 31, 2016, which is automatically extended for successive one year periods, unless either party provides written notice to the other party at least 270 days prior to the expiration of the term of its intent not to extend the employment agreement. Under his employment agreement, Mr. Fischer's annual base salary is $400,000 (increased to $450,000 on January 1, 2014) and he will be entitled to receive an annual bonus based on the attainment of certain percentages of the Company's performance goals. For calendar year 2013, Mr. Fischer's target annual bonus was 85% of base salary based on the achievement of 100% of performance goals, and his maximum bonus was 100% of base salary based on the achievement of at least 110% of performance goals (pro-rated to reflect the shortened calendar year). For calendar years beginning in 2014, Mr. Fischer's target annual bonus will be 85% of base salary based upon the achievement of 100% of performance goals, his minimum bonus will be 50% of base salary based on the achievement of 80% of performance goals and his maximum bonus will be 100% of base salary based on the achievement of at least 110% of performance goals. Actual annual bonuses payable are determined based on linear interpolation between the minimum performance goals and the target performance goals and the target performance goals and the maximum performance goals. In addition, Mr. Fischer was entitled to reimbursement of certain expenses related to his relocation to Miami, Florida.

        Mr. Fischer's employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under "—Potential Payments upon Termination or Change in Control."

  Jose E. Ramos

        On September 30, 2013, Mr. Ramos entered into an amended and restated employment and advisory services agreement with Televicentro of Puerto Rico, LLC ("WAPA PR"), an indirect wholly-owned subsidiary of the Company, to serve as President and General Manager of WAPA-TV, a division of the Company, for a term beginning August 22, 2013 through December 31, 2016. Under his employment agreement, Mr. Ramos' annual base salary is $650,000 through December 31, 2013, $600,000 through December 31, 2014, $650,000 through December 31, 2015 and $700,000 through December 31, 2016. Unless Mr. Ramos' employment has been earlier terminated, commencing on January 1, 2017 through December 31, 2018, Mr. Ramos will provide advisory services as a consultant to the Company. During such advisory services period, Mr. Ramos is entitled to a consulting fee at an annual rate of $250,000.

        Mr. Ramos' employment and advisory services agreement provides for certain severance benefits to be paid in the event of employment or service termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under "—Potential Payments upon Termination or Change in Control."

  Alex J. Tolston

        On May 6, 2013, Mr. Tolston entered into an employment agreement with the Company, effective as of April 9, 2013, to serve as the General Counsel and Corporate Secretary of the Company for a term beginning no later than June 17, 2013 through April 9, 2016, which is automatically extended for successive one year periods, unless either party provides written notice to the other party at least 270 days prior to the expiration of the term of its intent not to extend the employment agreement. Under his employment agreement, Mr. Tolston's annual base salary is $275,000 (which is increased by 5% on each anniversary of April 9, 2013) and he will be entitled to receive an annual bonus based on the attainment of certain percentages of the Company's performance goals that are substantially consistent with, and no less favorable than, the performance goals applicable to the annual bonus of the CEO and CFO. Mr. Tolston's target annual bonus is $100,000 if the Company achieves at least 100% of its performance goals, however, if Mr. Tolston is employed through December 31 of each calendar year, the annual bonus for calendar years 2013, 2014 and 2015 will be no less than $50,000, $75,000 and $75,000, respectively, and if the Company achieves greater than 100% of performance goals and the CFO therefore receives an annual bonus greater than his target bonus, Mr. Tolston's annual bonus will be increased by the same percentage that the CFO's annual bonus is increased above his target bonus. In addition, Mr. Tolston was entitled to the reimbursement of certain expenses related to his relocation to Miami, Florida.

        Mr. Tolston's employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under "—Potential Payments upon Termination or Change in Control."

  Nicholas J. Valls

        On October 10, 2013, Mr. Valls entered into an employment offer letter with the Company to serve as Executive Vice President, Advertising Sales commencing on or about October 22, 2013 for an indefinite term. Under his offer letter, Mr. Valls' annual base salary is $300,000 and he will be entitled to receive quarterly bonuses and an annual bonus based on certain performance goals. Mr. Valls' quarterly bonuses during any calendar year are equal to $18,750 and his annual bonus for any calendar year is equal to $25,000 (increasing to $28,125 and $37,500, respectively, from and after the date the Company acquires additional ad-supported television networks or the date on which Cine Latino, Inc. is converted to an ad supported television network), however, under the terms of his employment letter, Mr. Valls was not entitled to either a quarterly or annual bonus for the year ending December 31, 2013. Mr. Valls is not entitled to any severance benefits in the event of employment termination.

  Equity Awards

        On April 9, 2013, Mr. Sokol was granted stock options covering 800,000 shares of our Class A common stock, and on April 10, 2013 Mr. Sokol was granted 800,000 restricted shares of our Class A common stock, which vest as follows: 500,000 restricted shares and 300,000 stock options will vest in 3 equal annual installments beginning on the first anniversary of April 4, 2013, 200,000 restricted shares and 250,000 stock options will vest upon our Class A common stock attaining a closing price equal to or greater than $12.50 per share on at least 10 trading days, and 100,000 restricted shares and 250,000 stock options will vest upon our Class A common stock attaining a closing price equal to or greater than $15.00 per share on at least 10 trading days. On May 9, 2013, our Class A common stock equaled or exceeded $12.50 per share on 10 trading days, and therefore the stock options and restricted shares subject to the foregoing performance criteria fully vested.

        On April 9, 2013, Mr. Fischer was granted stock options covering 300,000 of our Class A common stock, and on April 10, 2013 Mr. Fischer was granted 250,000 restricted shares of our Class A common stock, which vest as follows: 150,000 restricted shares and 250,000 stock options will vest in 3 equal annual installments beginning on the first anniversary of April 4, 2013, 50,000 restricted shares and 25,000 stock options will vest upon our Class A common stock attaining a closing price equal to or greater than $12.50 per share on at least 10 trading days, and 50,000 restricted shares and 25,000 stock options will vest upon our Class A common stock attaining a closing price equal to or greater than $15.00 per share on at least 10 trading days. On May 9, 2013, our Class A common stock equaled or exceeded $12.50 per share on 10 trading days, and therefore the stock options and restricted shares subject to the foregoing performance criteria fully vested.

        On August 22, 2013, Mr. Ramos was granted equity awards covering 120,000 shares of our Class A common stock, of which 60,000 are restricted shares and 60,000 are stock options, which vest in 3 equal installments beginning on the first anniversary of December 31, 2013.

        On April 9, 2013, Mr. Tolston was granted stock options covering 150,000 shares of our Class A common stock, and on April 10, 2013 Mr. Tolston was granted 25,000 restricted shares of our Class A common stock, which vest as follows: all of the restricted shares and 125,000 stock options will vest in 3 equal installments beginning on the first anniversary of the grant date, and 25,000 stock options will vest upon our Class A common stock attaining a closing price equal to or greater than $15.00 per share on at least 10 trading days.

        On November 19, 2013, Mr. Valls was granted stock options covering 40,000 shares of our Class A common stock, which vest in 3 equal installments beginning on the first anniversary of the grant date.

Outstanding Equity Awards at 2013 Fiscal Year-End

        The following table sets forth the number of unexercised options and outstanding restricted stock held by the NEOs at December 31, 2013.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(1)
Alan J. Sokol	250,000	300,000	(2)	250,000	(6)	10.20	4/9/2023	500,000	(2)	5,935,000	100,000	(9)	1,187,000
Craig D. Fischer	25,000	250,000	(2)	25,000	(6)	10.20	4/9/2023	150,000	(2)	1,780,500	50,000	(9)	593,500
Jose E. Ramos	—	60,000	(3)	—		12.43	8/22/2023	60,000	(3)	712,200	—		—
Alex J. Tolston	—	125,000	(4)	25,000	(6)	10.20	4/9/2023	25,000	(4)	296,750	—		—
Nicholas J. Valls	—	40,000	(5)	—		10.60	11/19/2023	—		—	—		—

(1)
Market value based on the closing price of a share of Class A common stock on December 31, 2013.

(2)
These options and restricted shares vest in 3 equal installments on each of April 4, 2014, 2015 and 2016.

(3)
These options and restricted shares vest in 3 equal installments on each of December 31, 2014, 2015 and 2016.

(4)
These options and restricted shares vest in 3 equal installments on each of April 9, 2014, 2015 and 2016.

(5)
These options vest in 3 equal installments on each of November 19, 2014, 2015 and 2016.

(6)
These options vest based on our Class A common stock attaining a closing price equal to or greater than $15.00 per share on at least 10 trading days.

(9)
These restricted shares vest based on our Class A common stock attaining a closing price equal to or greater than $15.00 per share on at least 10 trading days.

Option Exercises and Stock Vested During Fiscal 2013

        The following table provides information regarding stock vesting during Fiscal 2013 for the NEOs. No NEO exercised any stock options during the year ended December 31, 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Alan J. Sokol	200,000	2,862,000
Craig D. Fischer	50,000	715,500
Jose E. Ramos	—	—
Alex J. Tolston	—	—
Nicholas J. Valls	—	—

(1)
The executives elected to reduce the number of shares delivered upon vesting of their restricted shares by the number of shares having a market value equal to the applicable tax withholding amounts on their awards. As a result, the actual shares acquired by Mr. Sokol and Mr. Fischer upon settlement of their restricted stock was 146,755 and 37,696, respectively.

(2)
Amounts reported in this column reflect the closing price per share of our Class A common stock on NASDAQ prior to the applicable vesting date for each grant that vested.

Pension Benefits

        None of our NEOs participated in any Company defined benefit pension plans during Fiscal 2013.

Nonqualified Deferred Compensation

        None of our NEOs participated in any Company non-qualified deferred compensation programs during Fiscal 2013.

Potential Payments Upon Termination or Change in Control

  Severance Payments and Benefits under Employment Agreements

        Messrs. Sokol, Fischer, Tolston and Ramos are entitled to certain severance benefits following termination of employment as described below. No severance payments or benefits are payable in the event of termination for cause or resignation without good reason. All severance payments and benefits are conditioned upon the execution by the executive of a release of claims against the Company and the NEO's continued compliance with the restrictive covenants contained in his employment agreement. All of the NEO's employment agreements (including Mr. Valls') require the executive not to disclose at any time confidential information of the Company or any third party to which the Company has a duty of confidentiality and to assign to the Company all intellectual property developed during employment. In addition, the executive may not make disparaging statements about the Company. Messrs. Sokol, Fischer, Tolston and Ramos are required during employment and for one year thereafter not to compete with the Company and are required not to solicit the employees of the Company. In the case of Mr. Ramos, references to the "Company" in this paragraph mean WAPA PR.

  Alan J. Sokol, Craig D. Fischer and Alex J. Tolston

        For Messrs. Sokol, Fischer and Tolston, if the executive's employment is terminated by the Company without cause (defined below) or by the executive for good reason (defined below), the executive will be entitled to: (i) an amount equal to one times his base salary and target bonus and (ii) a pro rata amount of the actual annual bonus he would have received had he remained employed through the year of his termination. The severance payment will be paid during the 12 month period immediately following termination in substantially equal installments, and the pro rata bonus will be paid on the date that other executives are paid their annual bonuses in respect of the year in which the executive's termination occurs.

        If the executive's employment is terminated by the Company without cause or by the executive for good reason within 60 days before, or 12 months following a change in control (defined below), the executive will be entitled to: (i) an amount equal to two times his base salary and target bonus, and (ii) a pro rata amount of the target bonus he would have been eligible to receive in the year of his termination. The severance payment and pro rata bonus will be paid in cash in a lump sum within 30 days following the execution of the release of claims that has become irrevocable by its terms.

        If the executive's employment is terminated due to the Company's election not to renew the his employment agreement prior to a change in control, the executive will be entitled to: (i) base salary continuation for 6 months, and (ii) a pro rata amount of the actual annual bonus he would have received had he remained employed through the year of his termination. If the executive's employment is terminated due to the Company's election not to renew his employment agreement following a change in control, the executive will be entitled to an amount equal to one times his base salary and target bonus.

        For purposes of the employment agreements, "cause" generally means: (i) executive's willful refusal to perform his duties for the Company, (ii) in carrying out his duties under the employment agreement, executive engages in willful misconduct, or gross neglect, that in either case causes material economic harm to the Company's business or reputation, or (iii) executive is convicted of, or enters a plea of guilty or nolo contendere to, a felony and such conviction or plea has a material adverse effect on his ability to perform his duties for the Company or causes material harm to the Company or its affiliates.

        For purposes of the employment agreements, "good reason" generally means the occurrence of any of the following events without executive's prior express written consent: (i) any reduction in executive's base salary or target bonus, or any material diminution in executive's authorities, titles or offices, or the assignment to him of duties that materially impair his ability to perform his duties; (ii) any change in the reporting structure so that executive reports other than to the Board or CEO (as applicable) or the Executive Committee of the Board or the CEO's designee (as applicable); (iii) any relocation of Executive's principal place of employment; (iv) any material breach by the Company, or any of its affiliates, of any material obligation to executive; or (v) the failure of the Company to obtain the assumption in writing of its obligation to perform the employment agreement by any successor to all or substantially all of the business and assets of the Company within 15 days after any merger, consolidation, sale or similar transaction.

        For purposes of the employment agreements, "change in control" generally means (i) the acquisition by any person of beneficial ownership of 30% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, (ii) a change in the composition of the Board such that members of the Board during any consecutive 12-month period cease to constitute a majority of the Board, (iii) the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company, or (iv) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an affiliate of the Company.

  Jose E. Ramos

        If Mr. Ramos is terminated without cause, he is entitled to (i) the base salary that he would have been entitled to receive had he remain employed with WAPA PR through the expiration of his employment term and (ii) 50% of the advisory services fees he would have been entitled to receive had he continued to be engaged through the expiration of the advisory services period.

        For purposes of his employment agreement, "cause" generally means: (i) executive's willful refusal to perform his duties for WAPA PR, (ii) in carrying out his duties under the employment agreement, executive engages in willful misconduct, or neglect, that in either case causes material economic harm to WAPA PR's or the Company's business or reputation, (iii) executive's material failure to comply with WAPA PR policies, (iv) executive's engagement in conduct which (A) constitutes a criminal offense, or (B) is or may be unlawful, to the possible detriment of WAPA PR, any of its affiliates or executive's own reputation, or (iv) executive's indulgence in a pattern of improper or disorderly conduct, executive's failure to perform his work in an efficient manner, or executive's performance or work belatedly, negligently or in violation of the WAPA PR's standards.

  Equity Vesting

        If Messrs. Sokol, Fischer or Tolston's employment is terminated by the Company without cause (as defined in his employment agreement), due to death or disability, on the expiration date of his employment agreement or if the executive terminates his employment for good reason (as defined in his employment agreement), then all unvested time-based stock options and restricted shares fully accelerate and become 100% vested, and all performance-based stock options and restricted shares remain outstanding for 6 months following termination and are eligible to vest if the applicable performance goals are achieved.

        If Mr. Ramos' employment is terminated by the Company or any of its affiliates without cause (as defined in his employment agreement), then his unvested stock options and restricted shares fully accelerate and become 100% vested. If Mr. Ramos' employment with the Company or any of its affiliates is terminated due to death or disability, then the unvested stock options and restricted shares that would have vested in the year of such death or disability accelerate and immediately become vested.

        If Mr. Valls' employment is terminated by the Company without cause, then the unvested stock options fully accelerate and become 100% vested. If Mr. Valls' employment with the Company is terminated due to death or disability, then the unvested stock options that would have vested in the year of such death or disability accelerate and immediately become vested. For purposes of his stock option awards, "cause" generally means (i) willful misconduct or gross neglect of his duties; (ii) having engaged in conduct harmful (whether financially, reputationally or otherwise) to the Company or any of its affiliates; (iii) failure or refusal to perform his duties; (iv) conviction of or guilty or no contest plea to a felony or any crime involving dishonesty or moral turpitude; (v) willful violation of the written policies of the Company or any of its affiliate; (vi) misappropriation or misuse of Company or any of its affiliates funds or property or other act of personal dishonesty in connection with his employment; or (vii) willful breach of fiduciary duty.

Estimated Payments Upon Termination of Employment or Change in Control

        The table below shows the severance payments and benefits that each NEO would receive upon (1) death or disability, (2) termination without cause, (3) termination with good reason (4) termination without cause within 60 days prior to or 12 months following a change in control, (5) termination with good reason within 60 days prior to or 12 months following a change in control, (6) non-renewal by the Company prior to a change in control, (7) non-renewal by the Company following a change in control or (8) the expiration of the employment term. None of the NEOs are entitled a payment upon a change in control absent a termination of employment. The amounts are calculated as if the date of termination (and change in control where applicable) occurred on December 31, 2013.

Name	Death or Disability ($)		Termination without cause ($)		Termination with good reason ($)		Termination without cause within 60 days prior to or 12 months following a change in control ($)		Termination with good reason within 60 days prior to or 12 months following a change in control ($)		Non- renewal by the Company prior to a change in control ($)		Non- Renewal by the Company following a change in control ($)		Expiration Date of Employment Agreement ($)
Alan J. Sokol
Severance	—		1,800,000	(1)	1,800,000	(1)	3,000,000	(2)	3,000,000	(2)	900,000	(3)	1,200,000	(4)	—
Stock Options	918,500	(5)	918,500	(5)	918,500	(5)	918,500	(5)	918,500	(5)	—		—		918,500	(5)
Restricted Shares	7,122,000	(6)	7,122,000	(6)	7,122,000	(6)	7,122,000	(6)	7,122,000	(6)	—		—		7,122,000	(6)
Craig D. Fischer
Severance	—		1,080,000	(1)	1,080,000	(1)	1,820,000	(2)	1,820,000	(2)	540,000	(3)	740,000	(4)	—
Stock Options	459,250	(5)	459,250	(5)	459,250	(5)	459,250	(5)	459,250	(5)	—		—		459,250	(5)
Restricted Shares	2,374,000	(6)	2,374,000	(6)	2,374,000	(6)	2,374,000	(6)	2,374,000	(6)	—		—		2,374,000	(6)
Jose E. Ramos
Severance	—		2,075,000	(7)	—		2,075,000	(7)	—		—		—		—
Stock Options	—	(8)	—	(5)	—		—		—		—		—		—
Restricted Shares	—	(9)	712,200	(6)	—		—		—		—		—		—
Alex J. Tolston
Severance	—		475,000	(1)	475,000	(1)	850,000	(2)	850,000	(2)	237,500	(3)	$375,000	(4)	—
Stock Options	250,500	(5)	250,500	(5)	250,500	(5)	250,500	(5)	250,500	(5)	—		—		250,500	(5)
Restricted Shares	296,750	(6)	296,750	(6)	296,750	(6)	296,750	(6)	296,750	(6)	—		—		296,750	(6)
Nicholas J. Valls
Severance	—		—		—		—		—		—		—		—
Stock Options	—	(8)	50,800	(5)	—		—		—		—		—		—
Restricted Shares	—		—		—		—		—		—		—		—

(1)
Represents cash severance payment of an amount equal to one times the sum of executive's base salary and Fiscal 2013 target bonus, and a pro-rata bonus equal to the full Fiscal 2013 target bonus.

(2)
Represents cash severance payment of an amount equal to two times the sum of executive's base salary and Fiscal 2013 target bonus, and a pro-rata bonus equal to the full Fiscal 2013 target bonus.

(3)
Represents cash severance payment of an amount equal to 6 months base salary continuation and a pro-rata bonus equal to the full Fiscal 2013 target bonus.

(4)
Represents cash severance payment of an amount equal to one times the sum of executive's base salary and Fiscal 2013 target bonus.

(5)
Represents the cash-out value of all unvested options as of December 31, 2013, at the fair market value of our Class A common stock ($11.87) less the exercise price assuming that any performance thresholds were met on December 31, 2013. Note that in the absence of an actual transaction, it is not possible to determine whether the thresholds would in fact actually be met.

(6)
Represents the market value of all unvested restricted shares as of December 31, 2013 assuming that any performance thresholds were met on December 31, 2013. Note that in the absence of an actual transaction, it is not possible to determine whether the thresholds would in fact actually be met.

(7)
Represents the cash severance payment equal to the remaining base salary payable through the end of executive's employment term, and 50% of the advisory service fee under his employment agreement.

(8)
Represents the cash-out value of the unvested options scheduled to vest in the calendar year ending December 31, 2013, at the fair market value of our Class A common stock ($11.87) less the exercise price. Note that in the absence of an actual transaction, it is not possible to determine whether the thresholds would in fact actually be met.

(9)
Represents the market value of all unvested restricted shares scheduled to vest in calendar year ending December 31, 2013. Note that in the absence of an actual transaction, it is not possible to determine whether the thresholds would in fact actually be met.

Director Compensation for Fiscal 2013

        Each non-employee director (other than Mr. McNamara) receives an annual cash retainer of $40,000, the Chair of the Audit Committee receives an additional annual cash retainer of $10,000 and the other members of the Audit Committee each receive an additional annual cash retainer of $5,000. In addition to the cash compensation, each non-employee director receives an annual grant of restricted stock equal to that number of shares of our Class A common stock with a value on the date of grant of $100,000 (or $300,000 in the case of the Chairman of the Board). The restricted stock grants vest on the day prior to the Company's annual shareholders meeting following the grant.

        The Company has engaged Mr. McNamara to provide certain consulting services to the Company and its affiliates for an average of 15 hours per week. For his consulting services, Mr. McNamara is entitled to an annual consulting fee of $152,000 (paid monthly), a discretionary annual bonus of up to $50,000, payment of health insurance premiums and Company-provided office and parking space.

        The following table sets forth compensation earned by the Company's directors during the year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(9)	Option Awards ($)(3)(10)	All Other Compensation(11) ($)	Total ($)
Gabriel Brener	30,000	100,005	—	—	130,005
John Engelman(4)	33,750	100,005	—	—	133,755
Leo Hindrey, Jr.	30,000	100,005	—	—	130,005
Peter M. Kern(5)	30,000	300,000	—	—	330,000
Eric C. Neuman(6)	37,500	100,005	—	—	137,505
James McNamara	—		1,366,725	127,142	1,493,867
Vincent L Sadusky(7)	33,750	100,005	—	—	133,755
Alan J. Sokol(8)	—	—	—	—	—
Ernesto Vargas Guajardo	30,000	100,005	—	—	130,005

(1)
All directors fees are paid immediately before the annual shareholders meeting. The amounts reported in this column reflect the pro-rata annual service fees earned by our non-employee directors determined from the commencement of their service on April 4, 2013 through December 31, 2013.

(2)
The amount reported in this column represents the grant date fair value of restricted stock awards on the date of grant calculated in accordance with FASB ASC Topic 718. Assumptions used in calculating these amounts are described in Note 8 to our audited financial statements for the year ended December 31, 2013.

(3)
The amount reported in this column represents the grant date fair value of option awards on the date of grant calculated in accordance with FASB ASC Topic 718. Assumptions used in calculating these amounts are described in Note 8 to our audited financial statements for the year ended December 31, 2013.

(4)
Mr. Engelman is a member of our Audit Committee.

(5)
Mr. Kern is the Chairman of the Board.

(6)
Mr. Neuman is the Chairman of our Audit Committee.

(7)
Mr. Sadusky is a member of our Audit Committee

(8)
As an employee of the Company during Fiscal 2013, Mr. Sokol received no additional compensation for his service as a director of the Company.

(9)
As of December 31, 2013, each of Messrs. Brener, Engelman, Guajardo, Hindrey, Jr., Neuman and Sadusky had 6,667 restricted shares outstanding and Mr. Kern had 20,000 restricted shares outstanding.

(10)
As of December 31, 2013, Mr. McNamara had 250,000 unexercised stock options outstanding.

(11)
For Mr. McNamara, the amounts reported in this column include $105,667 in consulting fees and $21,475 in health insurance premium payments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

        The following table sets forth information regarding beneficial ownership of each class of common stock as of March 25, 2014 by:

  •
  each person (including any "group" as that term is used in Section l3(d)(3) of the Exchange Act) who is known by us to beneficially own more than 5% of the outstanding shares of either class of our capital stock (each, a "5% Stockholder");

  •
  our named executive officers for Fiscal 2013;

  •
  each of our directors serving as of March 25, 2014; and

  •
  all directors and executive officers as serving as of March 25, 2014 as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Determinations as to the identity of 5% Stockholders is based upon filings with the SEC and other publicly available information. Except as otherwise indicated, we believe, based on the information furnished or otherwise available to us, that each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. The percentage of beneficial ownership set forth below is based upon 12,120,603 shares of Class A common stock and 33,000,000 shares of Class B common stock issued and outstanding as of the close of business on March 25, 2014. In computing the number of shares of capital stock beneficially owned by a person, the percentage ownership of that person, and voting power as a percentage of all capital stock of Hemisphere, shares of Class B common stock, shares of restricted Class A common stock and shares of Class A common stock subject to warrant or option exercises held by that person that are currently expected to vest within 60 days of March 25, 2014, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Hemisphere Media Group, Inc., 2000 Ponce de Leon Boulevard, Suite 500, Coral Gables, FL 33134.

Name and Address of Beneficial Owner	Shares of Class A Common Stock Beneficially Owned(1)		Percentage of Class A Common Stock Beneficially Owned(1)	Shares of Class B Common Stock Beneficially Owned(1)	Percentage of Class B Common Stock Beneficially Owned(1)	Voting Power(2)
5% Shareholders
Cinéma Aeropuerto, S.A. de C.V.(3)	6,180,627	(4)	33.8%(4)	5,969,581	18.1%	17.5%
InterMedia Partners VII, L.P.(5)	27,335,449	(6)	69.3%(6)	26,402,043	80.0%	77.2%
Luxor Capital Partners, LP(7)	5,128,180	(8)	42.3%(8)	—	—	1.5%
AQR Capital Management, LLC(9)	893,768	(10)	6.9%(10)	—	—	*
Gilder, Gagnon, Howe & Co. LLC(11)	646,809	(12)	5.3%(12)	—	—	*
Highbridge International LLC(13)	642,400	(14)	5.0%(14)	—	—	*
Teton Capital Partners, L.P.(15)	750,635	(16)	6.2%(16)	—	—	*
Named Executive Officers and Directors				—	—	*
Peter M. Kern(17)	20,000	(18)	*(18)	—	—	*
Gabriel Brener(17)(19)(20)	2,897,678	(19)	22.1%(19)	—	—	*
John Engelman(17)	51,667	(21)	*(21)	—	—	*
Craig D. Fischer(17)	346,030	(22)	2.8%(22)	—	—	*
Leo Hindery, Jr.(17)	6,667	(23)	*(23)	—	—	*
James M. McNamara(17)	821,425	(24)	6.3%(24)	628,376	1.9%	1.9*
Eric C. Neuman(17)	6,667	(25)	*(25)	—	—	*
Jose E. Ramos(17)	60,000	(26)	*(26)	—	—	*
Vincent L. Sadusky(17)	6,667	(27)	*(27)	—	—	*
Alan J. Sokol(17)	1,096,755	(28)	8.8%(28)	—	—	*
Alex J. Tolston(17)	66,667	(29)	*(29)	—	—	*
Nicolas J. Valls(17)	—		—	—	—	*
Ernesto Vargas Guajardo(17)	6,667	(30)	*(30)	—	—	*
All directors and executive officers as a group (10 persons)(18)	5,386,890		37.3%	628,376	1.9%	3.2%

*
Indicates percentage is less than 1%.

(1)
The amounts and percentages of our ordinary shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has an economic interest.

(2)
Column reflects each party's voting power as a percentage of the voting power of all of Hemisphere's outstanding capital stock. Class B common stock votes on a 10 to 1 basis with the Class A common stock.

(3)
Cinema Aeropuerto, S.A. de C.V. ("Cinema Aeropuerto") is an indirect wholly-owned subsidiary of, and is controlled by, Grupo MVS, S.A. de C.V. ("MVS"). MVS is the beneficial owner of a controlling interest in Grupo Frecuencia Modulada Television, S.A. de C.V. ("Grupo Frecuencia"), the owner of a controlling interest in Cinema Aeropuerto. Certain individuals of the Vargas Guajardo family (in their capacity as controlling shareholders in the capital stock of MVS through a trust), Grupo Frecuencia and MVS, may be deemed to have shared dispositive power and shared voting power over, and thus to beneficially own, all of the ordinary shares owned by Cinema Aeropuerto. The corresponding members of the Vargas Guajardo family, Grupo Frecuencia and MVS disclaim beneficial ownership of the shares held by Cinema Aeropuerto, except to the extent of their pecuniary interest therein. Cinema Aeropuerto's principal place of business is Boulevard Manuel Ávila Camacho 147, Chapultepec Morales, Ciudad de México, D.F. 11510, México.

(4)
Includes 211,046 shares of Class A common stock issuable upon exercise of the warrants and 5,969,581 shares of Class A common stock, which are issuable upon conversion of the Class B common stock, of which 271,345 are subject to forfeiture in the event the closing sales price of the Class A common stock does not equal or exceed $15.00 per share for any 20 trading days within at least one 30-trading day period within 60 months of April 4, 2013.

(5)
InterMedia Cine Latino, LLC is an affiliate of, and is controlled by, InterMedia Partners VII, L.P. (the "Fund"). InterMedia Partners, L.P. (the "GP") is the general partner of the Fund. Messrs. Hindery and Kern serve as the managers of the GP. Each of InterMedia Cine Latino, LLC, the Fund and the GP, as well as Messrs. Hindery and Kern (in their capacities as managers of the GP), may be deemed to have shared dispositive power and shared voting power over, and thus to beneficially own, all of the shares owned by InterMedia Cine Latino, LLC through their respective direct or indirect ownership of the equity interests of InterMedia Cine Latino, LLC. The Fund, the GP, and Messrs. Hindery and Kern disclaim beneficial ownership of the shares held by InterMedia Cine Latino, LLC, except to the extent of their pecuniary interest therein. The address of InterMedia Cine Latino LLC is c/o InterMedia Partners, L.P., 405 Lexington Avenue, 48th Floor, New York, New York, 10174.

InterMedia Partners VII, L.P., is a limited partnership whose general partner is InterMedia Partners, L.P. (the "GP"). Messrs. Hindery and Kern serve as the managers of the GP. InterMedia Partners VII, L.P., as well as Messrs. Hindery and Kern (in their capacities as managers of the GP), may be deemed to have shared dispositive power and shared voting power over, and thus to beneficially own, all of the shares owned by InterMedia Partners VII, L.P. through their respective direct or indirect ownership of the equity interests of InterMedia Partners VII, L.P. The Fund and Messrs. Hindery and Kern disclaim beneficial ownership of the shares held by InterMedia Partners VII, L.P., except to the extent of their pecuniary interest therein. The address of InterMedia Partners VII, L.P. is c/o InterMedia Partners, L.P., 405 Lexington Avenue, 48th Floor, New York, New York, 10174.

(6)
Includes 722,360 shares of Class A common stock issuable upon exercise of warrants, and 20,432,462 shares of Class A common stock, which are issuable upon conversion of the Class B common stock, of which 928,748 shares of Class B common stock are subject to forfeiture in the event the closing sales price of the Class A common stock does not equal or exceed $15.00 per share for any 20 trading days within at least one 30-trading day period within 60 months of April 4, 2013. Also includes the following shares held by InterMedia Cine Latino, LLC: 211,046 shares of Class A common stock issuable upon exercise of warrants, and 5,969,581 shares of Class A common stock, which are issuable upon conversion of the Class B common stock, of which 271,345 shares of Class B common stock are subject to forfeiture in the event the closing sales price of the Class A common stock does not equal or exceed $15.00 per share for any 20 trading days within at least one 30-trading day period within 60 months of April 4, 2013.

(7)
The information set forth herein is based solely on information contained in Schedule 13D filed by the following persons on March 25, 2014: (i) Luxor Capital Partners, LP, a Delaware limited partnership (the "Onshore Fund"), which individually beneficially owns 1,221,191 shares of Class A common stock, (ii) Luxor Wavefront, LP, a Delaware limited partnership (the "Wavefront Fund"), which individually beneficially owns 1,781,903 shares of Class A common stock, (iii) Luxor Capital Partners Offshore Master Fund, LP, a Cayman Islands limited partnership (the "Offshore Master Fund"), which individually beneficially owns 1,933,375 shares of Class A common stock, (iv) Luxor Capital Partners Offshore, Ltd., a Cayman Islands exempted company (the "Offshore Feeder Fund") which, as the owner of a controlling interest in the Offshore Master Fund, may be deemed to beneficially own the shares of Class A common stock held by the Offshore Master Fund, (v) Luxor

  Spectrum Offshore Master Fund, LP, a Cayman Islands limited partnership (the "Spectrum Offshore Master Fund"), which individually beneficially owns 83,001 shares of Class A common stock, (vi) Luxor Spectrum Offshore, Ltd., a Cayman Islands exempted company (the "Spectrum Offshore Feeder Fund") which, as the owner of a controlling interest in the Spectrum Offshore Master Fund, may be deemed to beneficially own the shares of Class A common stock held by the Spectrum Offshore Master Fund, (vii) Luxor Capital Group, LP, a Delaware limited partnership ("Luxor Capital Group") which, as the investment manager of the Onshore Fund, the Wavefront Fund, the Offshore Master Fund, the Offshore Feeder Fund, the Spectrum Offshore Master Fund and the Spectrum Offshore Feeder Fund (collectively, the "Funds"), may be deemed to beneficially own the shares held by them and an additional 108,710 shares of Class A common stock held by separately managed accounts it also manages, (viii) Luxor Management, LLC, a Delaware limited liability company ("Luxor Management") which, as the general partner of Luxor Capital Group, may be deemed to beneficially own the shares of Class A common stock beneficially owned by Luxor Capital Group, (ix) LCG Holdings, LLC, a Delaware limited liability company ("LCG Holdings"), which, as the general partner of the Onshore Fund, the Wavefront Fund, the Offshore Master Fund and the Spectrum Offshore Master Fund , may be deemed to beneficially own the shares held by each of them, and (x) Christian Leone, a United States citizen who, as the managing member of Luxor Management and LCG Holdings, may be deemed to be the beneficial owner of the shares of Class A common stock beneficially owned by each of Luxor Management, LCG Holdings, and Luxor Capital Group.

The Onshore Fund, Luxor Capital Group, LCG Holdings, Luxor Management and Mr. Leone have shared power to vote or direct the vote of, and to dispose or direct the disposition of, the 1,221,191 shares of Class A common stock individually beneficially owned by the Onshore Fund. The Wavefront Fund, Luxor Capital Group, LCG Holdings, Luxor Management and Mr. Leone have shared power to vote or direct the vote of, and to dispose or direct the disposition of, the 1,781,903 shares of Class A common stock individually beneficially owned by the Wavefront Fund as of November 18, 2013. The Offshore Master Fund, the Offshore Feeder Fund, Luxor Capital Group, LCG Holdings, Luxor Management and Mr. Leone have shared power to vote or direct the vote of, and to dispose or direct the disposition of, the 1,933,375 shares of Class A common stock individually beneficially owned by the Offshore Master Fund. The Spectrum Offshore Master Fund, the Spectrum Offshore Feeder Fund, Luxor Capital Group, LCG Holdings, Luxor Management and Mr. Leone have shared power to vote or direct the vote of, and to dispose or direct the disposition of, the 83,001 shares of Class A common stock individually beneficially owned by the Spectrum Offshore Master Fund. Luxor Capital Group, Luxor Management and Mr. Leone have shared power to vote or direct the vote of, and to dispose or direct the disposition of, the 108,710 shares of Class A common stock held in separately managed accounts.

The business address of each of the Onshore Fund, the Wavefront Fund, Luxor Capital Group, Luxor Management, LCG Holdings and Mr. Leone is 1114 Avenue of the Americas, 29th Floor, New York, New York 10036. The business address of each of the Offshore Master Fund, the Offshore Feeder Fund, the Spectrum Offshore Master Fund and the Spectrum Offshore Feeder Fund is c/o M&C Corporate Services Limited, P.O Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.

(8)
Based solely on the information contained in the Schedule 13D filed by the Onshore Fund, the Wavefront Fund, the Offshore Master Fund, the Offshore Feeder Fund, the Spectrum Offshore Master Fund, the Spectrum Offshore Feeder Fund, the Luxor Capital Group, Luxor Management, LCG Holdings and Christian Leone on March 25, 2014.

(9)
The information set forth below is based solely on the information contained in the Schedule 13G filed by AQR Capital Management, LLC on February 12, 2014. AQR Capital Management, LLC beneficially owns 893,768 shares of Class A common stock issuable upon exercise of warrants. AQR Capital Management, LLC serves as the investment manager to the AQR Diversified Arbitrage Fund, and open-end registered investment company, which holds 6.1% of the total warrants, held by

  AQR Capital Management LLC. The business address of AQR Capital Management LLC and AQR Diversified Arbitrage Fund is Two Greenwich Plaza, 3rd Floor Greenwich, Connecticut, 06830.

(10)
Based solely on the information contained in the Schedule 13G filed by AQR Capital Management, LLC on February 12, 2014. This figure represents 893,768 shares of Class A common stock issuable upon exercise of warrants.

(11)
The information set forth below is based solely on the information contained in the Schedule 13G filed by Gilder, Gagnon, Howe & Co. LLC on February 12, 2014. Gilder, Gagnon, Howe & Co. LLC beneficially owns 636,134 shares of Class A common stock, of which 542,922 shares are held in customer accounts over which partners or employees of Gilder, Gagnon Howe & Co. LLC has discretionary authority to dispose of or direct the disposition of shares, 10,675 shares are held in the account of the profit sharing plan of Gilder, Gagnon, Howe & Co. LLC, and 93,142 shares are held in accounts owned by the partners of Gilder, Gagnon, Howe & Co. LLC and their families. The business address of Gilder, Gagnon, Howe & Co. is 3 Columbus Circle, 26th Floor, New York, New York 10019.

(12)
Based solely on the information contained in the Schedule 13G filed by Gilder, Gagnon, Howe & Co. LLC on February 12, 2014.

(13)
The information set forth below is based solely on the information contained in the Schedule 13G filed by Highbridge International LLC and Highbridge Capital Management, LLC on February 14, 2014. As of December 31, 2013, Highbridge International LLC may be deemed to beneficially own 642,000 shares of Class A common stock issuable upon the exercise of warrants. Highbridge Capital Management, LLC, as the trading manager of Highbridge International LLC, may be deemed to beneficially own the 642,000 shares of Class A common stock issuable upon the exercise of warrants, held by Highbridge International LLC. The business address of Highbridge International LLC is The Cayman Corporate Centre, 4th Floor, 27 Hospital Road, Grand Cayman E9 00000 and the business address of Highbridge Capital Management, LLC is 40 West 57th Street 33rd Floor New York, New York 10019.

(14)
Based solely on the information contained in the Schedule 13G filed by Highbridge International LLC and Highbridge Capital Management, LLC on February 14, 2014. This figure represents 642,000 shares of Class A common stock issuable on the exercise of warrants.

(15)
The information set forth below is based solely on the information contained in the Schedule 13G filed by Teton Capital Partners, L.P., Ancient Art, L.P., Whitney, L.P., Trango II, L.L.C., and Quincy J. Lee on February 14, 2014. As of December 31, 2013, Teton Capital Partners, L.P. held 750,635 shares of Class A common stock. Ancient Art, L.P. is the investment manager of Teton Capital Partners, L.P.; Whitney, L.P. is the general partner of Teton Capital Partners, L.P.; Trango II, L.L.C. is the general partner of both Whitney, L.P. and Ancient Art, L.P. and Quincy J. Lee is the principal of Trango II, L.L.C. All of Ancient Art, L.P., Whitney, L.P., Trango II, L.L.C. and Quincy J. Lee may be deemed to beneficially own the shares of Class A common stock held by Teton Capital Partners, L.P. The business address of each of Teton Capital Partners, L.P., Ancient Art, L.P., Whitney, L.P., Trango II, L.L.C., and Quincy J. Lee is 610 West 5th Street, Suite 600, Austin TX 78701.

(16)
Based solely on the information contained in the Schedule 13G filed by Teton Capital Partners, L.P., Ancient Art, L.P., Whitney, L.P., Trango II, L.L.C., and Quincy J. Lee on February 14, 2014.

(17)
Unless otherwise specified, the address of each of our directors and named executive officers is c/o Hemisphere Media Group, Inc., 2000 Ponce de Leon Boulevard Suite 500 Coral Gables, FL 33134.

(18)
Includes 20,000 shares of restricted Class A common stock which will vest the day prior to the Annual Meeting.

(19)
Includes 1,872,000 shares of Class A common stock held by Azteca Acquisition Holdings, LLC and 1,011,111 shares of Class A common stock issuable upon exercise of warrants, held by Brener

  International Group. Also includes (i) 315,152 and 104,000 shares of Class A common stock subject to forfeiture in the event the closing sales price of Class A common does not equal or exceed $15.00 per share for any 20 trading days within at least one 30-trading day period within 36 and 60 months, respectively, following the consummation of the Transaction and (ii) 6,667 shares of restricted Class A common stock which will vest the day prior to the Annual Meeting.

(20)
Mr. Brener is the sole member and a director of Azteca's Sponsor and is the manager of Brener International Group, LLC ("BIG"), which is manager managed. As such Mr. Brener has sole voting and investment power with respect to these shares.

(21)
Includes (i) 7,576 and 2,500 shares of Class A common stock subject to forfeiture in the event the last sales price of Class A common does not equal or exceed $15.00 per share for any 20 trading days within at least one 30-trading day period within 36 and 60 months, respectively, following the consummation of the Transaction following the consummation of the Transaction and (ii) 6,667 shares of restricted Class A common stock which will vest the day prior to the Annual Meeting.

(22)
Includes 200,000 shares of restricted Class A common stock which will vest as follows: subject to certain exceptions, 150,000 shares will vest in equal annual installments on each of the first three (3) anniversaries of April 4, 2013 and 50,000 shares will vest upon the fair market value of the Class A common stock price reaching or exceeding $15.00 per share on at least ten trading days (which need not be consecutive) following the Effective Time. Also includes options to purchase 108,334 shares of Class A common stock at $10.20 per share, of which options to purchase 83,334 shares of Class A common stock will vest on April 4, 2014.

(23)
Includes 6,667 shares of restricted Class A common stock which will vest the day prior to the Annual Meeting.

(24)
Includes 109,715 shares of Class A common stock issuable upon exercise of warrants, options to purchase 83,334 shares of Class A common stock at $15.00 per share, which will vest on April 9, 2014 and 628,376 shares of Class A common stock, which are issuable upon conversion of the Class B common stock, of which 22,215 shares of Class B common stock are subject to forfeiture in the event the closing sales price of the Class A common stock does not equal or exceed $15.00 per share for any 20 trading days within at least one 30-trading day period within 60 months of April 4, 2013.

(25)
Includes 6,667 shares of restricted Class A common stock which will vest the day prior to the Annual Meeting.

(26)
Includes 60,000 shares of restricted Class A common stock which will vest in equal annual installments of each of the first three (3) anniversaries of April 4, 2013.

(27)
Includes 6,667 shares of restricted Class A common stock which will vest the day prior to the Annual Meeting.

(28)
Includes 600,000 shares of restricted Class A common stock which will vest as follows: subject to certain exceptions, 500,000 shares will vest in equal annual installments on each of the first three (3) anniversaries of April 4, 2013 and 100,000 shares will vest upon the fair market value of the Class A common stock price reaching or exceeding $15.00 per share on at least ten trading days (which need not be consecutive) following the April 4, 2013. Also includes, options to purchase 350,000 shares of Class A common stock at $10.20 per share, of which options to purchase 100,000 shares of Class A common stock will vest on April 4, 2014.

(29)
Includes 25,000 shares of restricted Class A common stock which will vest as follows: subject to certain exceptions, 25,000 shares will vest in equal annual installments on each of the first three (3) anniversaries of April 9, 2013. Also includes, options to purchase 41,667 shares of Class A common stock at $10.20 per share, which will vest on April 9, 2014.

(30)
Includes 6,667 shares of restricted Class A common stock which will vest the day prior to the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based solely upon review of Forms 3, 4, and 5 (and amendments thereto) furnished to us during or in respect of Fiscal 2013 and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers, and 10% stockholders were satisfied in a timely manner during Fiscal 2013.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information with respect to compensation plans under which our equity securities are authorized for issuance as of December 31, 2013:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	—	$—	—
Equity compensation plans not approved by security holders	1,730,000	11.20	1,140,547

Total	1,730,000	$11.20	1,140,547

        On April 9, 2013, our Board of Directors approved the adoption of the Hemisphere Media Group, Inc. 2013 Equity Incentive Plan (the "2013 Plan") pursuant to which incentive compensation and performance compensation awards may be provided to employees, directors, officers, consultants or advisors of the Company or of its subsidiaries or their respective affiliates. The 2013 Plan authorizes the issuance of up to 4 million shares of our Class A common stock. The number of securities remaining available for issuance in column (c) of the table above reflects our issuance of certain shares of restricted Class A common stock in connection with grants authorized by our Board of Directors. The description of the 2013 Plan above is qualified in its entirety by reference to the full text of the 2013 Plan.

 COMPARISON OF TOTAL STOCKHOLDER RETURN

        The following graph compares the performance of our Class A common stock with the performance of the S&P 500 and a peer group index of companies that we believe are closest to ours (the "Peer Group Index") by measuring the changes in our Class A common stock prices from April 5, 2013, the first day our Class A common stock began trading, through December 31, 2013. Because no published index of comparable media companies currently reports values on a dividends-reinvested basis, we have created a Peer Group Index for purposes of this graph in accordance with the requirements of the Commission. The Peer Group Index is made up of companies that engage in the broadcast and cable television programming as a significant element of their business, although not all of the companies included in the Peer Group Index participate in all of the lines of business in which the Company is engaged, and some of the companies included in the Peer Group Index also engage in lines of business in which the Company does not participate. Additionally, the market capitalizations of many of the companies included in the Peer Group Index are quite different from ours. The common stocks of the following companies have been included in the Peer Group Index: AMC Networks Inc., Discovery Communications Inc., Entravision Communications Corporation, Scripps Networks Interactive, Inc., and Starz, LLC. The chart assumes $100 was invested on April 5, 2013 in each of our Class A common stock, S&P 500 and in a peer group weighted by market capitalization.

        In accordance with the rules of the SEC, this section, captioned "Comparison of Total Stockholder Return," shall not be incorporated by reference into any of our future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933. The Comparison of Cumulative Total Return graph above, including any accompanying tables and footnotes, is not deemed to be soliciting material or deemed to be filed under the Exchange Act or the Securities Act.

 AUDIT COMMITTEE REPORT

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

        Our Audit Committee consists of Eric C. Neuman, Vincent L. Sadusky and John Engelman. The Audit Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by the Board of Directors, which can be viewed on our website, www.hemispheretv.com, under "Investor Relations—Corporate Governance." The Audit Committee has reviewed and reassessed the adequacy of our Audit Committee Charter.

        The Audit Committee Charter adopted by the Board of Directors incorporates requirements mandated by the Sarbanes-Oxley Act of 2002 and the NASDAQ listing standards. All members of the Audit Committee are independent as defined by SEC rules and NASDAQ listing standards. At least one member of the Audit Committee is an "audit committee financial expert" as defined by SEC rules.

        Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, McGladrey LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards in the United States of America. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has reviewed and discussed with management and McGladrey LLP the audited consolidated financial statements for the fiscal year ended December 31, 2013. The Audit Committee has discussed with McGladrey LLP the matters that are required to be discussed by Statement on Auditing Standards No. 16, as amended (Communication With Audit Committees). In addition, McGladrey LLP has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and the Audit Committee has discussed with McGladrey LLP their firm's independence. The Audit Committee has concluded that McGladrey LLP's provision of audit and non-audit services to Hemisphere and its affiliates is compatible with McGladrey LLP's independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2013 be included in our Annual Report on Form 10-K filed with the SEC for that year. The Audit Committee also recommended to the Board of Directors that McGladrey LLP be appointed as our independent registered public accounting firm for Fiscal 2014.

The foregoing report is furnished by the Audit Committee of the Board of Directors.

AUDIT COMMITTEE
Eric C. Neuman, Chairman
Vincent L. Sadusky
John Engelman

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Review, Approval or Ratification of Transactions with Related Persons

        The Company's policies and procedures for review and approval of related-person transactions appear in our Code of Business Conduct and Ethics and our Related Person Transactions Policy.

        We have established policies and procedures for the review, approval and/or ratification of related party transactions. Under its charter, the Audit Committee approves all related party transactions required to be disclosed in our public filings and all transactions involving executive officers, directors of the Company that are required to be approved by the Audit Committee under the Company's Code of Business Conduct and Ethics and Related Person Transactions Policy. Under our procedures, our executive officers and directors provide our General Counsel with the details of any such proposed transactions, arrangments or relationships. Proposed transactions, arrangements or relationships are then presented to our Audit Committee for review, discussion and approval. The Audit Committee may, in its discretion, request additional information from the director or executive officer involved in the proposed transaction or from management prior to granting approval for a related party transaction. All other related party transactions by individuals subject to our Code of Business Conduct and Ethics and our Related Persons Transaction Policy must be approved by our Audit Committee.

        The Company's General Counsel, Chief Financial Officer and other members of our financial accounting department monitor transactions for an evaluation and determination of potential related person transactions that would need to be disclosed in the Company's periodic reports or proxy materials under generally accepted accounting principles and applicable SEC rules and regulations.

Related Person Transactions Policy

        For the purposes of our related person transaction policy, a "Related Person Transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest.

        For purposes of our related person transaction policy, a "Related Person" means:

  1.
  any person who is, or at any time since the beginning of the Company's last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

  2.
  any person (including any "group" as that term is used in Section 13(d)(3) of the U.S. Securities Exchange Act of 1934) who is known to be the beneficial owner of more than 5% of any class of the Company's voting securities;

  3.
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

  4.
  any firm, corporation or other entity in which any of the forgoing persons is employed or is a partner or a principal or in a similar position or in which such person has 10% or greater beneficial ownership interest.

        "Related Person Transactions" shall exclude all employment relationships or transactions involving an executive officer and any related compensation resulting solely from that employment relationship which have been reviewed and approved by the Company's Board of Directors or group of independent directors of the Company acting as a compensation committee or performing a similar function.

Transactions with Related Persons

  MVS Agreements

        We have various agreements with MVS as follows:

  •
  An agreement through August 1, 2017 pursuant to which MVS provides Cinelatino with satellite and support services including origination, uplinking and satellite delivery of two feeds of Cinelatino's channel (for U.S. and Latin America), master control and monitoring, dubbing, subtitling and close captioning, and other support services (the "Satellite and Support Services Agreement"). The annual fee for the services is approximately $2.1 million. Total expenses incurred were $1.6 million, for the year ended December 31, 2013, and are included in cost of revenues.

  •
  A ten-year master license agreement through July 2017, which grants MVS the non-exclusive (except with respect to pre-existing distribution arrangements between MVS and third party distributors that are effective at the time of the consummation of the Transaction) to duplicate, distribute and exhibit Cinelatino's service via cable, satellite or by any other means in Latin America and in Mexico to the extent that Mexico distribution is not owned by MVS. Pursuant to the agreement, Cinelatino receives revenue net of MVS's distribution fees, which is presently equal to 13.5% of all license fees collected from distributors in Latin America and Mexico. Total revenues recognized were $2.7 million, for the year ended December 31, 2013.

  •
  A six-year affiliation agreement through August 1, 2017 for the distribution and exhibition of Cinelatino's programming service through Dish Mexico (dba Commercializadora de Frecuencias Satelitales, S de R.L. de C.V.), an MVS affiliate that transmits television programming services throughout Mexico. Total revenues recognized were $1.3 million, for the year ended December 31, 2013.

  •
  A distribution agreement that gave MVS the exclusive right to negotiate the terms of the distribution, sub-distribution and exhibition of Cinelatino throughout the United States of America. The agreement stipulated a distribution fee of 13.5% of the revenue received from all multiple system operators. Upon consummation of the Transaction on April 4, 2013, the agreement was terminated effective January 1, 2013. In consideration for such termination, the Company made a cash payment to MVS in an amount equal to $3.8 million, which is reflected in selling, general and administrative expenses.

  •
  In November 2013, Cine Latino licensed six movies from MVS. The agreement granted Cinelatino certain cable television and free video on demand rights in the United States, its territories, possessions, and commonwealths (including Puerto Rico), and Latin America (excluding Brazil). Expenses incurred under this agreement are included in selling, general and administrative expenses and amounted to $18,097 for the year ended December 31, 2013. At December 31, 2013, $72,113 is included in programming rights related to this agreement.

        Amounts due from MVS pursuant to the agreements noted above, net of an allowance for doubtful accounts, amounted to $ 2.1 million at December 31, 2013, and are remitted monthly. Amounts due to MVS pursuant to the agreements noted above amounted to $0.5 million at December 31, 2013, respectively, and are remitted monthly.

Other Agreements

        We entered into a three-year consulting agreement effective April 9, 2013 with James M. McNamara, a member of the Company's Board of Directors, to provide the development, production and maintenance of programming, affiliate relations, identification and negotiation of carriage opportunities, and the development, identification and negotiation of new business initiatives including sponsorship, new channels, direct-to-consumer programs and other interactive initiatives. Prior to that, Cinelatino entered into a consulting agreement with an entity owned by James M. McNamara. Total expenses incurred under these agreements are included in selling, general and administrative expenses and amounted to $0.2 million for the year ended December 31, 2013. Amounts due this related party at December 31, 2013 were $0.

        We have also entered into programming agreements with an entity owned by James M. McNamara for the distribution of three specific movie titles. Expenses incurred under this agreement are included in selling, general and administrative expenses in the accompanying consolidated statements of operations and amounted to $7,850, for the year ended December 31, 2013. At December 31, 2013, $0.1 million, is included in other assets in the accompanying consolidated balance sheets as prepaid programming related to these agreements.

        During 2013, Cinelatino engaged Pantelion to assist Cinelatino in the theatrical distribution of Nosotros Los Nobles, a feature film licensed by Cinelatino, in the United States. Pantelion is a studio made up of several organizations, including Panamax Films, LLC ("Panamax"), Lions Gate and Grupo Televisa. Panamax is owned by James McNamara, who is also the Chairman of Pantelion. Cinelatino agreed to pay to Pantelion in connection with their services no more than 12.5% of all Cinelatino's "rentals" (box-office proceeds earned by Cinelatino during Nosotros Los Nobles' theatrical run) and reimbursable expenses. Total expenses incurred are included in cost of revenues in the accompanying consolidated statements of operations and amounted to $0.3 million for the year ended December 31, 2013. Amounts due Pantelion at December 31, 2013 totaled $0.2 million.

        We entered into a services agreement effective April 4, 2013 with InterMedia Advisors, LLC ("IMA"), which has officers, directors and stockholders in common with the Company, to provide services including, without limitation, office space, operational support and employees acting in a consulting capacity. Prior to that, the Company reimbursed IMA for payments made on the Company's behalf for similar services. Amounts due to this related party amounted to $38,705 at December 31, 2013. Such expenses are included in selling, general and administrative expenses and amounted to $0.1 million for the year ended December 31, 2013.

PROPOSAL 1:
ELECTION OF DIRECTORS

        At the Annual Meeting, stockholders will be asked to elect Peter M. Kern, Leo Hindery, Jr. and Gabriel Brener as Class I directors to hold office until our 2017 annual meeting of stockholders. The directors will serve until their successors have been duly elected and qualified or until any such director's earlier resignation or removal. If you submit your proxy via the Internet, by telephone, or by mail, your shares will be voted for the election of the three nominees recommended by the Board of Directors, unless you mark the proxy in such a manner as to withhold authority to vote. The named proxies will vote all shares represented by proxy for the nominees for these vacancies, except to the extent authority to do so is withheld. Stockholders may withhold authority from the named proxies to vote for the nominees by marking the box under the "WITHHOLD" column adjacent to the name of the director via the Internet or on the attached proxy card, or by indicating by telephone that authority is withheld. Withholding authority to vote for the nominee will result in the nominee receiving fewer votes. If any nominee for any reason is or becomes unable or unwilling to serve, all shares represented by proxy will be voted at the Annual Meeting by the named proxies for the person, if any, as shall be designated by the Board of Directors to replace the nominee. Please see "Proxies and Voting Procedures" for information on how your shares will be voted in the absence of your instructions if you hold shares through a bank, broker, or other nominee. Each nominee has agreed to serve as a director if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director.

Directors

        The following incumbent directors are being nominated for election to the Board of Directors as Class I directors: Peter M. Kern, Leo Hindery, Jr. and Gabriel Brener. Please see "Nominees for Re-Election to the Board of Directors" for information concerning each of the nominees for election as Class I directors.

Vote Required

        To be elected as a Class I director at the Annual Meeting, each candidate for election must receive a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting. A plurality vote means that the director nominee with the most affirmative votes in favor of his election to a particular directorship will be elected to that directorship.

        The Board of Directors recommends that you vote FOR the election of each of Peter M. Kern, Leo Hindery, Jr. and Gabriel Brener as Class I directors of the Company.

 PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2014

General

        Upon recommendation of the Audit Committee, our Board of Directors has appointed McGladrey LLP as our independent registered public accounting firm for Fiscal 2014. The stockholders are asked to ratify this action of the Board of Directors. Stockholder ratification of the selection of McGladrey LLP as our independent registered public accounting firm for Fiscal 2014 is not required by our By-Laws, or otherwise, but is being pursued as a matter of good corporate practice. If stockholders do not ratify the selection of McGladrey LLP as our independent registered public accounting firm for Fiscal 2014, our Board of Directors will reconsider the selection our independent registered public accounting firm for Fiscal 2014. Even if the appointment is ratified, our Board of Directors, upon the recommendation of our Audit Committee, may select a different independent registered public accounting firm at any time during Fiscal 2014 if it determines such a change would be in our best interests and the best interests of our stockholders.

        It is anticipated that one or more representatives of McGladrey LLP will be present at the Annual Meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from stockholders who are present.

Independent Auditor Fees

        The following table summarizes the fees McGladrey LLP, our independent auditor, billed to us for each of the last two fiscal years (in thousands):

	Audit Fees $	Audit-Related Fees $	Tax Fees $	All Other Fees $	Total
2013	303,176	—	31,000	—	334,176
2012	401,851	—	19,000	155,000	575,851

        In the above table, in accordance with the SEC's definitions and rules, "Audit Fees" are fees we paid McGladrey LLP for professional services for the audit of our consolidated financial statements included in our Form 10-K and the review of our financial statements included in Form 10-Qs or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. "Audit-Related Fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. "Tax Fees" are fees for tax compliance, tax advice, and tax planning. Such fees were attributable to services for tax-compliance assistance and tax advice. "All Other Fees" are fees, if any, for any services not included in the first three categories.

Pre-Approval of Independent Auditor Services and Fees

        It is the policy of the Audit Committee to pre-approve all services, audit and non-audit, to be provided to the Company by its independent registered public accounting firm. Under the policy, the Audit Committee is generally required to pre-approve the provision by the Company's independent registered public accounting firm of specific audit, audit-related, tax and other non-audit services, subject to the fee limits established from time to time by the Audit Committee, as being consistent with auditor independence.

        Hemisphere was formed on January 16, 2013 for purposes of effecting a transaction, which was consummated on April 4, 2013, in which WAPA Holdings, LLC, was determined to be the accounting acquirer whose historical results became the historical results of Hemisphere (the "Transaction"). Prior to the consummation of the Transaction in which we became a publicly traded company, we did not have an Audit Committee. Following the Transaction, the Audit Committee ratified the engagement of McGladrey LLP with respect to the audit, for which McGladrey LLP was previously engaged, of the Company's financial statements for Fiscal 2013 and approved the tax services for Fiscal 2013.

Vote Required

        The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify the Board of Directors' appointment of McGladrey LLP as our independent registered public accounting firm for Fiscal 2014.

        The Board of Directors recommends that you vote FOR the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for Fiscal 2014.

 PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act")) and the related rules of the SEC, we are including in this proxy statement a separate resolution to enable our stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers. The compensation of our named executive officers is described in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative starting on page 22 of this proxy statement.

        This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement.

        The Compensation Discussion and Analysis section of this Proxy Statement and the accompanying tables and narrative starting on page 22 above provide a comprehensive review of our named executive officer compensation strategy, objectives, factors, program, and rationale. We urge you to read this disclosure before voting on this non-binding proposal. As described in detail in such disclosure, our compensation programs are designed to attract and retain highly qualified executives, to align the compensation paid to executives with the business strategies of our Company, and to align the interests of our executives with the interests of our stockholders. We believe that our compensation program, with its balance of guaranteed salary, performance-based cash bonuses, and performance conditions for equity awards reward sustained performance that is aligned with long-term stockholder interests.

        For the reasons stated above, and pursuant to Section 14A of the Exchange Act, we are requesting your non-binding approval of the following resolution:

          "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby APPROVED."

        Your vote on this proposal is advisory, and therefore nonbinding on the Company and the Board of Directors and will not be construed as overruling a decision by the Company or the Board of Directors. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Company or the Board of Directors. However, the Board of Directors and the Compensation Committee values the opinions that our stockholders express in their votes and they expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Vote Required

        The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to approve, on an advisory basis, the compensation of our named executive officers.

        The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.

 PROPOSAL 4:
ADVISORY VOTE ON THE FREQUENCY OF
A FUTURE ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation, in accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are including in this proxy statement a separate resolution to enable our stockholders to recommend, on a discretionary and non-binding basis, whether a non-binding stockholder vote on executive compensation should occur every one, two or three years.

        After careful consideration, the Board of Directors believes that a frequency of "every three years" for the advisory vote on executive compensation is the optimal interval for conducting and responding to a "say on pay" vote. We believe that this frequency is appropriate as a triennial vote would provide the Company with sufficient time to engage with stockholders to understand and respond to the "say-on-pay" vote results. Stockholders who have concerns about executive compensation during the interval between "say on pay" votes are welcome to bring their specific concerns to the attention of the Board of Directors. Please refer to "Communications with the Board" in this proxy statement for information about communicating with the Board of Directors.

        The proxy card and the Internet and the telephone proxy submission procedures each provide stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board of Directors' recommendation. Although this advisory vote on the frequency of the "say on pay" vote is nonbinding, the Board of Directors will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

        You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years or abstain from voting when you vote in response to the resolution set forth below.

          "RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve, on an advisory basis, the compensation of the named executive officers, as disclosed at the time."

Vote Required

        The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to approve, on an advisory basis, the compensation of our named executive officers.

        The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the option of "every three years" for holding a future advisory vote on executive compensation.

 OTHER MATTERS

        The Board of Directors knows of no items of business to be brought before the Annual Meeting other than as described above. If any other items of business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment with respect to any such items. Discretionary authority for them to do so is contained in the enclosed proxy card and the Internet and telephone proxy submission procedures.

COMMUNICATIONS WITH THE BOARD

        The Board of Directors welcomes communications from stockholders. Generally, stockholders who have questions or concerns should contact our Investor Relations at (212) 687-8080, or via e-mail at ir@hemispheretv.com. Stockholders and other interested parties may contact any member (or all members) of the Board of Directors, the non-management directors as a group, any committee of the Board of Directors, or any chairperson of any such committee by mail or e-mail. To communicate with the Board of Directors, any individual director, the non-management group, or any committee of directors by mail, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title and sent to Hemisphere Media Group, Inc., Attention General Counsel, 2000 Ponce de Leon Boulevard, Suite 500, Coral Gables, FL 33134. To communicate with any of our directors electronically, stockholders should send an e-mail addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title to ir@hemispheretv.com.

        All communications received as set forth in the preceding paragraph will be opened by the General Counsel for the sole purpose of determining whether the contents represent a message to our directors. The General Counsel will forward copies of all correspondence that, in the opinion of the General Counsel, deal with the functions of the Board of Directors or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board of Directors.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

        Under the rules and regulations of the SEC, stockholder proposals intended to be presented in our proxy statement for the annual meeting of stockholders to be held in 2015 must be received at our principal executive offices at 2000 Ponce de Leon Boulevard, Suite 500, Coral Gables, FL 33134, no later than December 1, 2014 in order to be considered for inclusion in our proxy statement for such meeting. Upon receipt of any proposal, the Company will determine whether or not to include the proposal in the proxy statement in accordance with applicable regulations governing the solicitation of proxies. In order to be considered for inclusion in our proxy statement, the proposal must comply in all respects with the rules and regulations of the SEC and our By-Laws.

        Under our By-Laws, proposals of stockholders intended to be submitted for a formal vote (other than proposals to be included in our proxy statement) at the annual meeting of stockholders to be held in 2015 may be made only by a stockholder of record who has given notice of the proposal to the Secretary of the Company at our principal executive offices no earlier than January 21, 2015 and not later than February 20, 2015. The notice provided by a stockholder must contain certain information as specified in our By-Laws. Notice of any proposal received after February 20, 2015 will not be considered "timely" under the federal proxy rules for purposes of determining whether we may use discretionary authority to vote on such proposal. For such proposals that are not timely filed, the Company retains discretion to vote proxies it receives.

 ANNUAL REPORT AND FORM 10-K

        A copy of our Annual Report on Form 10-K filed with the SEC is available upon request by writing to Investor Relations, Hemisphere Media Group, Inc., 2000 Ponce de Leon Boulevard, Suite 500, Coral Gables, FL 33134, or via e-mail at ir@hemispheretv.com.

        Stockholders will receive with this proxy statement a copy of our Annual Report for the fiscal year ended December 31, 2013, including the financial statements for Fiscal 2013. A copy of the Annual Report may be obtained by writing to Investor Relations at the above mailing address or electronic mail address.

By Order of the Board of Directors,

Alex J. Tolston
 General Counsel and Corporate Secretary
March 28, 2014

X Please mark your votes like this PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Signature Signature, if held jointly Date , 2014. NOTE: Please sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a stockholder should give their full title. Please date the proxy. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone – QUICK EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail FOR AGAINST ABSTAIN 1. The election of three Class I directors to the Board of Directors for a three-year term expiring at the 2017 annual meeting; 2. The ratification of the appointment by the Board of Directors of McGladrey LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2014; 3. The approval of the non-binding advisory resolution approving the compensation of our named executive officers; and Nominees: For Withhold 01) Peter M. Kern For Withhold 02) Leo Hindery, Jr. For Withhold 03) Gabriel Brener FOR AGAINST ABSTAIN Our Board of Directors recommends you vote “FOR” each of the Class I director nominees in Proposal 1 Our Board of Directors recommends you vote “FOR” Proposal 2 Our Board of Directors recommends you vote “FOR” Proposal 3 Our Board of Directors recommends for every “3 Years” for Proposal 4 Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 20, 2014. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. PHONE – 1 (866) 894-0537 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE. 4. The approval, on an advisory basis, of the option of every “one year,” “two years” or “three years” for holding a future advisory vote on executive compensation. 2 YEARS 1 YEAR ABSTAIN 3 YEARS Please indicate if you plan to attend this meeting For address change, mark here (see reverse for instructions). YES NO

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED HEMISPHERE MEDIA GROUP, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS Wednesday, May 21, 2014 The undersigned, having received the Notice of Annual Meeting of Stockholders and related proxy materials, hereby appoints Craig D. Fischer and Alex J. Tolston, or either of them, as proxies, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Hemisphere Media Group, Inc. to be held on Wednesday, May 21, 2014 at 9:30 a.m., local time, at the offices of Holland & Knight LLP, 701 Brickell Avenue, Suite 3300, Miami, FL 33131, or at any subsequent time that may be necessary by any adjournment or postponement of the Annual Meeting (the “Annual Meeting”), and at any adjournment or postponement thereof, and to vote all of the shares of stock of Hemisphere Media Group, Inc. that the undersigned would be entitled to vote if personally present at the meeting (and any adjournments or postponements thereof) on the matters listed on the reverse side. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HEMISPHERE MEDIA GROUP, INC. THIS PROXY WILL BE VOTED AS VALIDLY DIRECTED ON THE REVERSE SIDE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE FOLLOWING RECOMMENDATIONS OF THE BOARD OF DIRECTORS: “FOR” EACH OF THE CLASS I DIRECTOR NOMINEES FOR ELECTION, “FOR” PROPOSALS 2 AND 3 AND EVERY “THREE YEARS” FOR PROPOSAL 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT THE SHARES MAY BE REPRESENTED AT THE MEETING. YOU MUST SIGN THE CARD ON THE REVERSE SIDE FOR YOUR VOTE TO COUNT. (Continued, and to be marked, dated and signed, on the other side) PROXY Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 21, 2014. The Proxy Statement and our 2013 Annual Report to Stockholders are available at: http://www.cstproxy.com/hemispheretv/2014 Address Change (If you noted any Address Changes above, please mark corresponding box on the reverse side.)